Statement of
                                       Additional Information
                                            October 2, 1995



                          1784 FUNDS

                 1784 GROWTH AND INCOME FUND
                  1784 ASSET ALLOCATION FUND
                1784 INTERNATIONAL EQUITY FUND
         1784 U.S. GOVERNMENT MEDIUM-TERM INCOME FUND
                 1784 SHORT-TERM INCOME FUND
                       1784 INCOME FUND
           1784 TAX-EXEMPT MEDIUM-TERM INCOME FUND
          1784 MASSACHUSETTS TAX-EXEMPT INCOME FUND
           1784 RHODE ISLAND TAX-EXEMPT INCOME FUND
           1784 CONNECTICUT TAX-EXEMPT INCOME FUND
               1784 TAX-FREE MONEY MARKET FUND
             1784 U.S. TREASURY MONEY MARKET FUND
      1784 INSTITUTIONAL U.S. TREASURY MONEY MARKET FUND


This Statement of Additional Information is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by a current prospectus for one or more of the 1784 Growth and Income Fund, 1784 Asset Allocation Fund, 1784 International Equity Fund, 1784 U.S. Government Medium-Term Income Fund, 1784 Short-Term Income Fund, 1784 Income Fund, 1784 Tax-Exempt Medium-Term Income Fund, 1784 Massachusetts Tax-Exempt Income Fund, 1784 Rhode Island Tax-Exempt Income Fund, 1784 Connecticut Tax-Exempt Income Fund, 1784 Tax-Free Money Market Fund, 1784 U.S. Treasury Money Market Fund and 1784 Institutional U.S. Treasury Money Market Fund (each, a "Fund" and collectively, the "Funds"), each of which is a separate portfolio of 1784 Funds (the "Trust"). This Statement of Additional Information is intended to provide additional information regarding the activities and operations of the Funds and should be read in conjunction with the Trust's prospectuses dated October 2, 1995 by which shares of the Funds are offered. Prospectuses may be obtained without charge through the Distributor, SEI Financial Services Company, 680 E. Swedesford Road, Wayne, PA 19087.



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                      TABLE OF CONTENTS

                                                       Page

The Trust                                                3
Investment Objectives and Policies                       3
Description of Permitted Investments                     4
Investment Limitations                                  36
The Advisers                                            39
The Administrator                                       40
The Distributor                                         41
Trustees and Officers of the Trust                      42
Computation of Yield                                    44
Calculation of Total Return                             45
Purchase and Redemption of Shares                       45
Systematic Withdrawal Plan                              46
Determination of Net Asset Value                        46
Taxes                                                   48
Fund Transactions; Trading Practices and Brokerage      52
Servicemarks                                            54
Description of Shares                                   54
Shareholder Liability                                   55
Limitation of Trustees' Liability                       55
Financial Information                                   55

THE TRUST

1784 FUNDS (the "Trust") is an open-end management investment company established under Massachusetts law as a Massachusetts business trust under a Declaration of Trust dated February 5, 1993. The Declaration of Trust permits the Trust to offer separate portfolios ("funds") of shares of beneficial interest ("shares") and different classes of shares of each fund. Each share of each fund represents an equal proportionate interest in that fund. See "Description of Shares." This Statement of Additional Information relates to the following funds of the Trust:

1784 Growth and Income Fund, 1784 Asset Allocation Fund and 1784 International Equity Fund (each, an "Equity Fund" and collectively, the "Equity Funds"),

1784 U.S. Government Medium-Term Income Fund, 1784 Short-Term Income Fund and 1784 Income Fund (each, a "Fixed Income Fund" and collectively, the "Fixed Income Funds"),

1784 Tax-Exempt Medium-Term Income Fund, 1784 Massachusetts Tax-Exempt Income Fund, 1784 Rhode Island Tax-Exempt Income Fund and 1784 Connecticut Tax-Exempt Income Fund (each, together with the 1784 Tax-Free Money Market Fund, a "Tax-Exempt Fund" and collectively, the "Tax-Exempt Funds"),

1784 Tax-Free Money Market Fund, 1784 U.S. Treasury Money Market Fund and 1784 Institutional U.S. Treasury Money Market Fund (each, a "Money Market Fund" and collectively, the "Money Market Funds") (each of the Equity Funds, the Fixed Income Funds, the Tax-Exempt Funds and the Money Market Funds, a "Fund" and collectively, the "Funds").


INVESTMENT OBJECTIVES AND POLICIES

The investment objective of each of the 1784 GROWTH AND INCOME FUND and the 1784 INTERNATIONAL EQUITY FUND is long-term growth of capital with a secondary objective of income. The investment objective of the 1784 ASSET ALLOCATION FUND is to achieve a favorable total rate of return through current income and capital appreciation consistent with preservation of capital, derived from investing in fixed income and equity securities.

The investment objective of the 1784 U.S. GOVERNMENT MEDIUM-TERM INCOME FUND is current income consistent with preservation of capital. The investment objective of each of the 1784 SHORT-TERM INCOME FUND and the 1784 INCOME FUND is to maximize current income. Preservation of capital is a secondary objective of each of the Income and Short-Term Income Funds.

The investment objective of the 1784 TAX-EXEMPT MEDIUM-TERM INCOME FUND is current income, exempt from federal income taxes, consistent with preservation of capital. The investment objective of the 1784 MASSACHUSETTS TAX-EXEMPT INCOME FUND is current income, exempt from both federal and Massachusetts personal income taxes, consistent with the preservation of capital. The investment objective of the 1784 CONNECTICUT TAX-EXEMPT INCOME FUND is current income exempt from both federal and Connecticut personal income taxes. The investment objective of the 1784 RHODE ISLAND TAX-EXEMPT INCOME FUND is current income exempt from federal income tax, from Rhode Island personal income tax and from the Rhode Island business corporation tax. Preservation of capital is a secondary objective of each of the Connecticut and Rhode Island Funds.

The investment objective of each of the 1784 U.S. TREASURY MONEY MARKET FUND and the 1784 INSTITUTIONAL U.S. TREASURY MONEY MARKET FUND is to preserve principal value and maintain a high degree of liquidity while providing current income. The investment objective of the 1784 TAX-FREE MONEY MARKET FUND is to preserve principal value and maintain a high degree of liquidity while providing current income exempt from federal income taxes.

There can be no assurance that any Fund will achieve its investment objective. Each Fund's investment objective may be changed only with the consent of holders of a majority of that Fund's outstanding shares. The investment policies of each of the Funds are described in the prospectus by which shares of that Fund are offered. Information in this Statement of Additional Information supplements and is not intended to limit the information contained in the applicable prospectus concerning the investment policies and permitted investments and investment techniques of the Funds.


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DESCRIPTION OF PERMITTED INVESTMENTS

VARIABLE AMOUNT MASTER DEMAND NOTES

Each Fund (other than the 1784 Institutional U.S. Treasury Money Market Fund and the 1784 U.S. Treasury Money Market Fund, which intend to invest only in U.S. Treasury and other U.S. Government securities, repurchase agreements involving such securities, and, in the case of the 1784 Institutional U.S. Treasury Money Market Fund, to the extent permitted by the Investment Company Act of 1940 (the "1940 Act"), securities of registered investment companies which invest solely in the foregoing types of securities) may invest in variable amount master demand notes which may or may not be backed by bank letters of credit. These notes permit the investment of fluctuating amounts at varying market rates of interest pursuant to direct arrangements between the Trust, as lender, on behalf of a Fund and the borrower. Such notes provide that the interest rate on the amount outstanding varies on a daily, weekly or monthly basis depending upon a stated short-term interest rate index. Both the lender and the borrower have the right to reduce the amount of outstanding indebtedness at any time. There is no secondary market for the notes. It is not generally contemplated that such instruments will be traded.

GNMA SECURITIES

Each Fund may invest in securities issued by the Government National Mortgage Association ("GNMA"), a wholly-owned U.S. Government corporation which guarantees the timely payment of principal and interest. The market value and interest yield of these instruments can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. These securities represent ownership in a pool of federally insured mortgage loans. GNMA certificates consist of underlying mortgages with a maximum maturity of 30 years. However, due to scheduled and unscheduled principal payments, GNMA certificates have a shorter average maturity and, therefore, less principal volatility than a comparable 30-year bond. Since prepayment rates vary widely, it is not possible to predict accurately the average maturity of a particular GNMA pool. The scheduled monthly interest and principal payments relating to mortgages in the pool will be "passed through" to investors. GNMA securities differ from conventional bonds in that principal is paid back to the certificate holders over the life of the loan rather than at maturity. As a result, there will be monthly scheduled payments of principal and interest. In addition, there may be unscheduled principal payments representing prepayments on the underlying mortgages. Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, GNMA certificates may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of a GNMA certificate likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price to its par value, which may result in a loss.

MORTGAGE-BACKED SECURITIES

Each of the Equity Funds, the Fixed Income Funds and the Tax-Exempt Funds may invest in mortgage-backed securities which are rated in one of the three top categories by Standard and Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Investors Service, Inc. ("Fitch"), or, if not rated by S&P, Moody's or Fitch, of comparable quality as determined by the Adviser or Advisers (as defined below) to the Fund. Two principal types of mortgage-backed securities are collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"). CMOs are securities collateralized by mortgages, mortgage pass-through certificates, mortgage pay-through bonds (bonds representing an interest in a pool of mortgages where the cash flow generated from the mortgage collateral pool is dedicated to bond repayment), and mortgage-backed bonds (general obligations of the issuers payable out of the issuers' general funds and additionally secured by a first lien on a pool of single family detached properties). Many CMOs are issued with a number of classes or series which have different maturities and are retired in sequence.

Investors purchasing such CMOs in the shortest maturities receive or are credited with their pro rata portion of the scheduled payments of interest and principal on the underlying mortgages plus all unscheduled prepayments of principal up to a predetermined portion of the total CMO obligation. Until that portion of such CMO obligation is repaid, investors in the longer maturities receive interest only. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-through certificates to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-through certificates issued or guaranteed by U.S. Government agencies or instrumentalities, the CMOs themselves are not generally guaranteed.

REMICs, which were authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

ASSET-BACKED SECURITIES

In addition to mortgage-backed securities, the Funds (other than the 1784 Institutional U.S. Treasury Money Market Fund and the 1784 U.S. Treasury Money Market Fund) may invest in asset-backed securities including company receivables, truck and auto loans, leases, and credit card receivables. These issues may be traded over-the-counter and typically have a short to intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder.

MORTGAGE "DOLLAR ROLL" TRANSACTIONS

As described in the prospectus by which shares of such Funds are offered, the 1784 Short-Term Income Fund and 1784 Income Fund may enter into mortgage "dollar roll" transactions pursuant to which a Fund sells mortgage-backed securities for delivery in the future and simultaneously contracts to repurchase substantially similar securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the mortgage-backed securities. The Fund is compensated for the lost interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Fund may also be compensated by receipt of a commitment fee.

STRIPS

Each of the Funds may invest in Separately Traded Interest and Principal Securities ("STRIPS"), which are component parts of U.S. Treasury Securities traded through the Federal Reserve Book-Entry System. The Adviser or Advisers to a Fund will purchase only those STRIPS that it determines or they determine are liquid or, if illiquid, do not violate such Fund's investment policy concerning investments in illiquid securities. Consistent with Rule 2a-7, Bank of Boston, as the Adviser to the Money Market Funds, will purchase, for Money Market Funds, only those STRIPS that have a remaining maturity of 397 days or less. No Money Market Fund may invest more than 20% of its total assets in STRIPS. While there is no limitation on the percentage of an Equity Fund's, Fixed Income Fund's or Tax-Exempt Fund's assets that may be comprised of STRIPS, the Adviser or Advisers to each Fund will monitor the level of such holdings to avoid the risk of impairing shareholders' redemption rights.

REPURCHASE AGREEMENTS

Each of the Funds may invest in repurchase agreements collateralized by securities in which that Fund may otherwise invest. Repurchase agreements are agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller (a primary securities dealer recognized by the Federal Reserve Bank of New York or a national member bank as defined in Section 3(d)(1) of the Federal Deposit Insurance Act, as amended) at an agreed upon price (including principal and interest) on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security.

Repurchase agreements are considered to be loans by a Fund for purposes of its investment limitations. The repurchase agreements entered into by the Funds will provide that the underlying security at all times shall have a value at least equal to 100% of the resale price stated in the agreement; the Adviser or Advisers to each Fund will monitor compliance with this requirement. Under all repurchase agreements entered into by any Fund, the Custodian or its agent must take possession of the underlying collateral. However, if the seller under a repurchase agreement defaults, the Fund investing in that repurchase agreement could realize a loss on the sale of the underlying security to the extent that the proceeds of the sale (including accrued interest) are less than the resale price provided in the repurchase agreement (including interest). In addition, even though the Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, a Fund may face delays and incur costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor of the seller and is required to return the underlying security to the seller's estate as a voidable preference.

MONEY MARKET FUNDS

A money market fund is an investment company that limits its investments to high quality money market instruments with a weighted average maturity of 90 days or less. Certain Funds (as described in the prospectuses by which shares of such Funds are offered) may invest in money market funds, but not more than 5% of its assets in any one money market fund or more than 10% of its assets in other investment companies, including money market funds. When a Fund invests in a money market fund, a shareholder bears not only his or her proportionate share of the Fund's expenses, but also indirectly his or her share of the expenses of the money market fund, including management fees.

TAX-EXEMPT SECURITIES

MUNICIPAL NOTES AND BONDS

The 1784 Tax-Free Money Market Fund, 1784 Short-Term Income Fund, 1784 Income Fund and each of the Tax-Exempt Funds may invest in municipal notes, which include but are not limited to general obligation notes, tax anticipation notes (notes sold to finance working capital needs of the issuer in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior to receipt of expected non-tax revenues from a specific source), bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes. A Fund's investment in any of the notes described above will be limited to those obligations which are rated (i) MIG-2 or VMIG-2 or better at the time of investment by Moody's, (ii) SP-2 or better at the time of investment by S&P, or (iii) F-2 or better at the time of investment by Fitch, or which, if not rated by Moody's, S&P or Fitch, are of at least comparable quality, as determined by the Adviser to the Fund. Municipal bonds, in which these same Funds may invest, must be rated BBB or better by S&P or Fitch or Baa or better by Moody's at the time of investment or, if not rated by Moody's, S&P or Fitch, must be determined by the Adviser to the Funds to have essentially the same characteristics and quality as bonds having the above ratings. Bonds rated BBB by S&P or Fitch or Baa by Moody's may have speculative characteristics. The Adviser to these Funds may purchase industrial development and pollution control bonds for these Funds if the interest paid thereon is exempt from federal income tax. These bonds are issued by or on behalf of public authorities to raise money to finance various privately-operated facilities for business and manufacturing, housing, sports, and pollution control. These bonds may also be used to finance public facilities such as airports, mass transit systems, ports, and parking. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Municipal securities also include participations in municipal leases. These are undivided interests in a portion of an obligation in the form of a lease or installment purchase issued by a state or local government to acquire equipment or facilities. Municipal leases frequently have special risks not normally associated with general obligation bonds or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Although the obligations will be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might, in some cases, prove difficult. In light of these concerns, the Trust has adopted and follows procedures for determining whether municipal lease securities purchased by a Fund are liquid and for monitoring the liquidity of municipal lease securities held in the Fund's portfolio. The procedures require that a number of factors be used in evaluating the liquidity of a municipal lease security, including the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, the willingness of dealers to undertake to make a market in the security, the nature of the marketplace in which the security trades, the credit quality of the security, and other factors which the Adviser to the Fund may deem relevant.

TAX-EXEMPT COMMERCIAL PAPER in which a Tax-Exempt Fund may invest will be limited to investments in obligations which are rated at least A-2 by S&P, Prime-2 by Moody's, or F-2 by Fitch, at the time of investment or which are of comparable quality as determined by the Adviser to the Fund.

The 1784 Tax-Free Money Market Fund and each of the Tax-Exempt Funds may invest in FLOATING RATE NOTES. Investments in such floating rate instruments will normally involve industrial development or revenue (now known as "private activity") bonds which provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate) at a major commercial bank, and that a Fund can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest. For purposes of determining the maturity of these obligations, the Fund may use the longer of (a) the period required before the Fund is entitled to prepayment under such obligations or (b) the period remaining until the next interest rate adjustment date. Such obligations are frequently secured by letters of credit or other credit support arrangements provided by banks. The quality of the underlying credit or of the bank, as the case may be, must in the Fund Adviser's opinion be equivalent to the long-term bond or commercial paper ratings on securities in which the Fund may invest. The Adviser to the Fund will monitor the earning power, cash flow and liquidity ratios of the issuers of floating rate instruments and the ability of an issuer of a demand instrument to pay principal and interest on demand. The Adviser to the Fund may also purchase other types of tax-exempt instruments for these Funds as long as they are of a quality equivalent to the bonds or commercial paper in which these Funds may invest.

STANDBY COMMITMENTS

Funds investing in municipal securities may acquire such securities subject to a "standby commitment." The Adviser or, if applicable, each of the Advisers, to these Funds has the authority to purchase, for these Funds, securities at a price which would result in a yield to maturity lower than that generally offered by the seller at the time of purchase when they can simultaneously acquire the right to sell the securities back to the seller, the issuer, or a third party (the "writer") at an agreed-upon price at any time during a stated period or on a certain date. Such a right is generally denoted as a "standby commitment" or a "put." The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit the Fund to meet redemptions and remain as fully invested as possible in municipal securities. The Funds reserve their right to engage in put transactions. The right to put the securities depends on the writer's ability to pay for the securities at the time the put is exercised. Each Fund would limit its put transactions to institutions which the Adviser or, if applicable, each Adviser, to such Fund believes present minimum credit risks. Each Adviser would use its best efforts initially to determine and to continue to monitor the financial strength of the sellers of the options by evaluating their financial statements and such other information as is available in the marketplace. It may, however, be difficult to monitor the financial strength of the writers because adequate current financial information may not be available. In the event that any writer is unable to honor a put for financial reasons, the Fund would be a general creditor (i.e., on a parity with all other unsecured creditors) of the writer. Furthermore, particular provisions of the contract between the Fund and the writer may excuse the writer from repurchasing the securities; for example, a change in the published rating of the underlying municipal securities or any similar event that has an adverse effect on the issuer's credit or a provision in the contract that the put will not be exercised except in certain special cases, for example, to maintain fund liquidity. The Fund could, however, at any time sell the underlying fund security in the open market or wait until the fund security matures, at which time it should realize the full par value of the security.

Municipal securities purchased subject to a put may be sold to third persons at any time, even though the put is outstanding, but the put itself, unless it is an integral part of the security as originally issued, may not be marketable or otherwise assignable. Therefore, the put would have value only to the Fund. Sale of the securities to third parties or lapse of time with the put unexercised may terminate the right to put the securities. Prior to the expiration of any put option, the Fund could seek to negotiate terms for the extension of such an option. If such a renewal cannot be negotiated on terms satisfactory to the Fund, the Fund could, of course, sell the security. The maturity of the underlying security will generally be different from that of the put. There will be no limit to the percentage of Fund securities that a Fund may purchase subject to puts but the amount paid directly or indirectly for puts which are not integral parts of a security as originally issued held in a Fund will not exceed 1/2 of 1% of the value of the total assets of such Fund calculated immediately after any such put is acquired.

For the purpose of determining the "maturity" of securities purchased subject to an option to put, and for the purpose of determining the dollar-weighted average maturity of a Fund including such securities, "maturity" will be considered to be the first date on which the Fund has the right to demand payment from the writer of the put although the final maturity of the security is later than such date.

OPTIONS

Each of the Equity Funds, the 1784 Short-Term Income Fund and the 1784 Income Fund may, for hedging purposes and in order to generate additional income, write call options on a covered basis. Each of the Tax-Exempt Funds and the 1784 U.S. Government Medium-Term Income Fund, may, for hedging purposes only, write call options on a covered basis, and will not engage in option writing strategies for speculative purposes.

A Fund may write covered call options from time to time on its assets as determined by the Adviser or Advisers to such Fund to be appropriate in seeking to achieve such Fund's investment objective, provided that the aggregate value of such options may not exceed 10% of such Fund's net assets as of the time such Fund enters into such options.

The purchaser of a call option has the right to buy, and the writer (in this case a Fund) of a call option has the obligation to sell, an underlying security at a specified exercise price during a specified option period. The advantage to a Fund of writing covered calls is that the Fund receives a premium for writing the call, which is additional income. However, if the security rises in value and the call is exercised, the Fund may not participate fully in the market appreciation of the security.

During the option period, a covered call option writer may be assigned an exercise notice by the broker/dealer through whom such call option was sold, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation is terminated upon the expiration of the option period or at such earlier time in which the writer effects a closing purchase transaction.

A closing purchase transaction is one in which a Fund, when obligated as a writer of an option, terminates its obligation by purchasing an option of the same series as the option previously written. A closing purchase transaction cannot be effected with respect to an option once the Fund writing the option has received an exercise notice for such option. Closing purchase transactions will ordinarily be effected to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of the underlying security or to enable a Fund to write another call option on the underlying security with either a different exercise price or different expiration date or both. The Fund may realize a net gain or loss from a closing purchase transaction depending upon whether the net amount of the original premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be partially or entirely offset by the premium received from a sale of a different call option on the same underlying security. Such a loss may also be wholly or partially offset by unrealized appreciation in the market value of the underlying security. Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part by a decline in the market value of the underlying security.

If a call option expires unexercised, a Fund will realize a short-term capital gain in the amount of the premium on the option, less the commission paid. Such a gain, however, may be offset by depreciation in the market value of the underlying security during the option period. If a call option is exercised, the Fund will realize a gain or loss from the sale of the underlying security equal to the difference between (a) the cost of the underlying security and (b) the proceeds of the sale of the security, plus the amount of the premium on the option, less the commission paid.

The market value of a call option generally reflects the market price of the underlying security. Other principal factors affecting market value include supply and demand, interest rates, the price volatility of the underlying security and the time remaining until the expiration date.

Each Fund will write call options only on a covered basis, which means that the Fund will own the underlying security subject to a call option at all times during the option period. Unless a closing purchase transaction is effected, the Fund would be required to continue to hold a security which it might otherwise wish to sell, or deliver a security it would want to hold. Options written by a Fund will normally have expiration dates between one and nine months from the date written. The exercise price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

A Fund may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in the Fund's portfolio. If such a decline occurs, the put options will permit the Fund to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The premium paid for a put option plus any transaction costs will reduce the benefit, if any, realized by the Fund upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Fund. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Fund, the benefits realized by the Fund as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

OPTIONS ON STOCK INDICES

The Equity Funds may engage in options on stock indices. A stock index assigns relative values to the common stocks included in the index, and the index fluctuates with changes in the market values of the underlying common stocks. The Funds will not engage in transactions in options on stock indices for speculative purposes but only to protect appreciation attained, to offset capital losses and to take advantage of the liquidity available in the option markets. The aggregate premium paid on all options on stock indices will not exceed 5% of a Fund's total assets.

Options on stock indices are similar to options on stocks but have different delivery requirements. Stock options provide the right to take or make delivery of the underlying stock at a specified price. A stock index option gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return for the option premium received, to make delivery of this amount. Gain or loss to a Fund on transactions in stock index options will depend on price movements in the stock market generally (or in a particular industry or segment of the market) rather than price movements of individual securities.

As with stock options, a Fund may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

A stock index fluctuates with changes in the market values of the stock included in the index. Some stock index options are based on a broad market index such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index, or a narrower market index such as the Standard & Poor's 100. Indices are also based on an industry or market segment such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index. Options on stock indices are currently traded on the following exchanges, among others: The Chicago Board Options Exchange, New York Stock Exchange and American Stock Exchange.

A Fund's ability to hedge effectively all or a portion of its securities through transactions in options on stock indices depends on the degree to which price movements in the underlying index correlate with price movements in the securities held by the Fund. Since the Fund will not duplicate all of the components of an index, the correlation will not be exact. Consequently, the Fund bears the risk that the prices of the securities being hedged will not move in the same amount as the hedging instrument. It is also possible that there may be a negative correlation between the index or other securities underlying the hedging instrument and the hedged securities which would result in a loss on both such securities and the hedging instrument.

Positions in stock index options may be closed out only on an exchange which provides a secondary market. There can be no assurance that a liquid secondary market will exist for any particular stock index option. Thus, it may not be possible to close such an option. The inability to close options positions could have an adverse impact on a Fund's ability to effectively hedge its securities. The Fund will enter into an option position only if there appears to the Adviser or the Advisers of such Fund, at the time of investment, to be a liquid secondary market for such options.

FUTURES CONTRACTS

Subject to applicable laws, each of the Funds may enter into bond and interest rate futures contracts subject to applicable laws. The Funds intend to use futures contracts only for bona fide hedging purposes. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specified security at a specified future time and at a specified price. A "sale" of a futures contract entails a contractual obligation to deliver the underlying securities called for by the contract, and a "purchase" of a futures contract entails a contractual obligation to acquire such securities, in each case in accordance with the terms of the contract. Futures contracts must be executed through a futures commission merchant, or brokerage firm, which is a member of an appropriate exchange designated as a "contract market" by the Commodity Futures Trading Commission ("CFTC").

When a Fund purchases or sells a futures contract, the Trust must allocate assets of that Fund as an initial deposit on the contract. The initial deposit may be as low as approximately 5% of the value of the contract. The futures contract is marked to market daily thereafter and the Fund may be required to pay or entitled to receive additional "variation margin", based on decrease or increase in the value of the futures contract.

Futures contracts call for the actual delivery or acquisition of securities, or in the case of futures contracts based on indices, the making or acceptance of a cash settlement at a specified future time; however, the contractual obligation is usually fulfilled before the date specified in the contract by closing out the futures contract position through the purchase or sale, on a commodities exchange, of an identical futures contract. Positions in futures contracts may be closed out only if a liquid secondary market for such contract is available, and there can be no assurance that such a liquid secondary market will exist for any particular futures contract.

The Funds will engage in transactions in futures contracts for hedging purposes only. A Fund's ability to hedge effectively through transactions in futures contracts depends on, among other factors, its Adviser's or Advisers', as applicable, judgment as to the expected price movements in the securities underlying the futures contracts. In addition, it is possible in some circumstances that a Fund would have to sell securities from its portfolio to meet "variation margin" requirements at a time when it may be disadvantageous to do so.

OPTIONS ON FUTURES CONTRACTS

The Funds permitted to enter into futures contracts may also, subject to any applicable laws, purchase and write options on those futures contracts for hedging purposes only. The holder of a call option on a futures contract has the right to purchase the futures contract, and the holder of a put option on a futures contract has the right to sell the futures contract, in either case at a fixed exercise price up to a stated expiration date or, in the case of certain options, on a stated date. Options on futures contracts, like futures contracts, are traded on contract markets.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities deliverable on exercise of the futures contract. A Fund will receive an option premium when it writes the call, and, if the price of the futures contract at expiration of the option is below the option exercise price, the Fund will retain the full amount of this option premium, which provides a partial hedge against any decline that may have occurred in the Fund's portfolio holdings. Similarly, the writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities deliverable upon exercise of the futures contract. If a Fund writes an option on a futures contract and that option is exercised, the Fund may incur a loss, which loss will be reduced by the amount of the option premium received, less related transaction costs. A Fund's ability to hedge effectively through transactions in options on futures contracts depends on, among other factors, the degree of correlation between changes in the value of securities held by the Fund and changes in the value of its futures positions. This correlation cannot be expected to be exact, and the Fund bears a risk that the value of the futures contract being hedged will not move in the same amount, or even in the same direction, as the hedging instrument. Thus it may be possible for a Fund to incur a loss on both the hedging instrument and the futures contract being hedged.

The ability of a Fund to engage in options and futures strategies depends also upon the availability of a liquid market for such instruments; there can be no assurance that such a liquid market will exist for such instruments.

FOREIGN SECURITIES

Certain of the Funds, as stated in the prospectus by which shares of such Funds are offered, may invest in certain obligations or securities of foreign issuers. The 1784 International Equity Fund intends to invest a substantial portion of its assets in securities and obligations of foreign issuers. Permissible investments may consist of obligations of foreign branches of U.S. banks and of foreign banks, including certificates of deposit and time deposits (including Eurodollar time deposits).

Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities, will fluctuate based on the relative strength of the U.S. dollar. In addition, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets of a Fund, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the U.S.

It is anticipated that in most cases the best available market for foreign securities would be on exchanges or in over-the-counter markets located outside the U.S. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the U.S., and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. Foreign security trading practices, including those involving securities settlement where a Fund's assets may be released prior to receipt of payment, may expose a Fund to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the U.S. and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities exchanges, brokers and listed companies than in the U.S.

The current policy of the 1784 International Equity Fund is not to invest more than 10% of its assets in investment companies and investment trusts which primarily hold foreign securities except that the Fund may invest all of its investable assets in a Qualifying Portfolio (as defined below). Investments in such entities may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of foreign issuers provide an alternative method for a Fund to make foreign investments. These securities are not denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts evidencing a similar arrangement.

A Fund may invest in foreign securities that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

The Equity Funds, the 1784 Income Fund and the 1784 Short-Term Income Fund may invest in securities issued by entities based in developing countries throughout the world. All of the risks of investing in securities of foreign issuers discussed above are heightened for securities of issuers in developing countries. Such investments may also entail higher custodial fees and sales commissions than domestic investments.

Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those respecting domestic issuers of similar securities or obligations. Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS

Since investments in foreign companies usually involve currencies of foreign countries, the value of the assets of a Fund with investments in foreign companies as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations. Although such Fund's assets are valued daily in terms of U.S. dollars, the Fund does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. A Fund may conduct its foreign currency exchange transactions on a spot basis or for settlement on a future date (i.e., a "forward foreign currency" contract or "forward" contract). A Fund may convert currency on a spot basis from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer. The Funds do not currently intend to speculate in foreign currency exchange rates or forward contracts.

A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades.

When a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of foreign currency involved in the underlying security transaction, a Fund will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

When the Adviser or each of the Advisers to a Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, the Fund may enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of foreign currency approximating the value of some or all of the Fund's securities denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in foreign currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of a short-term hedging strategy is highly uncertain. A Fund does not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's securities or other assets denominated in the applicable currency. Under normal circumstances, consideration of the prospect for currency parities is incorporated in the longer term investment decisions made with regard to overall diversification strategies. However, each Adviser to such Funds believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of such Funds will be served.

A Fund generally does not enter into a forward contract with a term greater than one year. At the maturity of a forward contract, the Fund either sells the security and makes delivery of the foreign currency, or it retains the security and terminates its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

If a Fund retains the security and engages in an offsetting transaction, the Fund incurs a gain or loss (as described below) to the extent that there has been movement in forward contract prices. If the Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between the date the Fund enters into a forward contract for the sale of the foreign currency and the date it enters into an offsetting contract for the purchase of foreign currency, the Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Fund will suffer a loss to the extent that the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

It is impossible to forecast with precision the market value of Fund securities at the expiration of the contract. Accordingly, it may be necessary for the Fund to purchase additional foreign currency for the Fund on the spot market (and cause the Fund to bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver.

The Funds' dealings in foreign currency contracts are limited to the transactions described above. Of course, no Fund is required to enter into such transactions with regard to the Fund's foreign currency-denominated securities and will not do so unless deemed appropriate by the Adviser or Advisers to such Fund. It should also be realized that this method of protecting the value of a Fund's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase.

WHEN-ISSUED SECURITIES

Each Fund may invest in securities on a when-issued basis, in which case delivery and payment normally take place beyond conventional settlement time after the date of commitment to purchase. The Funds will make commitments to purchase obligations on a when-issued basis only with the intention of actually acquiring the securities, but may sell them before the settlement date. The when-issued securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case there could be an unrealized loss at the time of delivery.

While awaiting delivery of securities purchased on a when-issued basis, a Fund will establish a segregated account consisting of cash, short-term money market instruments or high quality debt securities (for the 1784 Institutional U.S. Treasury Money Market Fund and the 1784 U.S. Treasury Money Market Fund, cash and U.S. Government securities) equal to the amount of the commitments to purchase securities on such basis. If the value of these assets declines, the Fund will place additional assets of the type described in the preceding sentence in the account on a daily basis so that the value of the assets in the account is equal to the amount of such commitments.

RESTRICTED SECURITIES

Restricted securities are securities that may not be sold to the public without registration under the Securities Act of 1933 (the "1933 Act") absent an exemption from registration. Certain of the permitted investments of the Funds may be restricted securities, and the Adviser or Advisers to a Fund may invest up to 20% of the total assets of a Fixed Income or Equity Fund in restricted securities provided it is determined by such Adviser or Advisers that at the time of investment such securities are not illiquid (generally, an illiquid security is one that cannot be disposed of within seven days in the ordinary course of business at its full value), based on guidelines which are the responsibility of and are periodically reviewed by the Board of Trustees. Under these guidelines, the Adviser or Advisers to a Fund will consider the frequency of trades and quotes for the security, the number of dealers in, and potential purchasers for, the securities, dealer undertakings to make a market in the security, and the nature of the security and of the marketplace trades. In purchasing such restricted securities, the intention of the Adviser or Advisers to a Fund is to rely upon the exemption from registration provided by Rule 144A promulgated under the 1933 Act. Restricted securities not determined to be liquid may be purchased subject to each Fund's limitation on all illiquid securities (15% of net assets for each Equity, Fixed Income and Tax-Exempt Fund and 10% for each Money Market Fund).

SECURITIES LENDING

Each Fund may lend securities pursuant to agreements requiring that the loans be continuously secured by cash, securities of the U.S. government or its agencies, or any combination of cash and such securities, as collateral equal to 100% of the market value at all times of the securities lent. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans for the Fund exceed one-third of a Fund's total assets. A Fund will continue to receive interest on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. government securities. However, a Fund will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Adviser or Advisers to a Fund to be of good standing and when, in the judgment of the Adviser or Advisers to a Fund, the consideration which can be earned currently from such securities loans justifies the attendant risk. Any loan may be terminated by either party upon reasonable notice to the other party. A Fund may use the Distributor or a broker/dealer affiliate of an Adviser as a broker in these transactions.

OTHER INVESTMENTS

The Funds (other than the 1784 Institutional U.S. Treasury Money Market Fund and the 1784 U.S. Treasury Money Market Fund, which intend to invest only in U.S. Treasury and other U.S. Government securities, repurchase agreements involving such securities, and, in the case of the 1784 Institutional U.S. Treasury Money Market Fund, to the extent permitted by the 1940 Act, securities of registered investment companies which invest solely in the foregoing types of securities) are not prohibited from investing in obligations of banks which are clients of SEI Corporation ("SEI"). However, the purchase of shares of the Funds by such banks or by their customers will not be a consideration in determining which bank obligations the Funds will purchase.

SPECIAL CONSIDERATIONS REGARDING INVESTMENTS IN MASSACHUSETTS MUNICIPAL
SECURITIES

The following is a summary of certain information contained in official statements of certain issuers of Massachusetts Municipal Securities published prior to July, 1995. The summary does not purport to be a complete description and is current as of the date of the corresponding official statement.

1993 FISCAL YEAR. The budgeted operating funds of the Commonwealth ended fiscal 1993 with a surplus of revenues and other sources over expenditures and other uses of $13.1 million and aggregate ending fund balances in the budgeted operating funds of the Commonwealth of approximately $562.5 million. Budgeted revenues and other sources for fiscal 1993 totaled approximately $14.710 billion, including tax revenues of $9.930 billion. Total revenues and other sources increased by approximately 6.9% from fiscal 1992 to fiscal 1993, while tax revenues increased by 4.7% for the same period. In July 1992, tax revenues had been estimated to be approximately $9.685 billion for fiscal 1993. This amount was subsequently revised during fiscal 1993 to $9.940 billion.

Commonwealth budgeted expenditures and other uses in fiscal 1993 totaled approximately $14.696 billion, which is $1.280 billion or approximately 9.6% higher than fiscal 1992 expenditures and other uses. Fiscal 1993 budgeted expenditures were $23 million lower than the initial July 1992 estimates of fiscal 1993 budgeted expenditures.

As of June 30, 1993, after payment of all Local Aid and retirement of short-term debt, the Commonwealth showed a year-end cash position of approximately $622.2 million, as compared to a projected position of $485.1 million.

1994 FISCAL YEAR. The budgeted operating funds of the Commonwealth ended fiscal 1994 with a surplus of revenues and other sources over expenditures and other uses of $26.8 million and aggregate ending fund balances in the budgeted operating funds of the Commonwealth of approximately $589.3 million. Budgeted revenues and other sources for fiscal 1994 totalled approximately $l5.550 billion, including tax revenues of $10.607 billion, $87 million below the Department of Revenue's fiscal 1994 tax revenue estimate of $10.694 billion. Total revenues and other sources increased by approximately 5.7% from fiscal 1993 to fiscal 1994 while tax revenues increased by 6.8% for the same period.

Commonwealth budgeted expenditures and other uses in fiscal 1994 totalled $15.523 billion, which is $826.5 million or approximately 5.6% higher than fiscal 1993 budgeted expenditures and other uses.

As of June 30, 1994, the Commonwealth showed a year-end cash position of approximately $757 million, as compared to a projected position of $599 million.

In June, 1993, the Legislature adopted and the Governor signed into law comprehensive education reform legislation. This legislation required an increase in expenditures for education purposes above fiscal 1993 base spending of $1.288 billion of approximately $175 million in fiscal 1994. The Executive Office for Administration and Finance expects the annual increases in expenditures above the fiscal 1993 base spending of $1.288 billion to be approximately $396 million in fiscal 1995, $625 million in fiscal 1996 and $868 million in fiscal 1997. Additional annual increases are also expected in later fiscal years. The fiscal 1995 budget as signed by the Governor includes $396 million in appropriations to satisfy this legislation.

1995 FISCAL YEAR. On July 10, 1994, the Governor signed into law the fiscal 1995 budget, which, together with authorizations contained in the final fiscal 1994 appropriations bill and expected supplemental appropriations relating to welfare and certain other programs, as described below, currently provides for approximately $16.482 billion in fiscal 1995 expenditures. The Governor exercised his authority to veto and reduce individual line items and reduced total expenditures by approximately $298.2 million and vetoed certain other law changes contained in the fiscal 1995 budget.

Included in the approximately $298.2 million of vetoes noted above, the Governor vetoed approximately $296.9 million in appropriations for the Executive Office of Human Services and the Department of Public Welfare, representing the estimate, at that time, of four months of funding for the Commonwealth's public assistance programs. On February 10, 1995, the Governor signed into law Chapter 5 of the Acts of 1995, which reforms the Commonwealth's program for Aid to Families with Dependent Children ("AFDC"). The revised program is scheduled to take effect on July 1, 1995, subject to federal approval of certain waivers. It reduces AFDC benefits to able-bodied recipients by 2.75% while allowing them to keep a larger portion of their earned wages, requires approximately 22,000 able-bodied parents with school-aged children to work or perform community service for 20 hours per week, and requires approximately 16,000 recipients who have children between the ages of two and six to participate in an education or training program or perform community service. The plan also establishes a pilot program for up to 2,000 participants that offers tax credits and wage subsidies to employers who hire welfare recipients. Parents who find employment will be provided with extended medical benefits and day care benefits for up to one year. The plan mandates paternal identification, expands funding for anti-fraud initiatives, and requires parents on AFDC to immunize their children. Parents who are disabled, caring for a disabled child, have a child under the age of two, or are teenagers living at home and attending high school, will continue to receive cash assistance.

Since most provisions of the new law did not take effect until July 1, 1995, the Executive Office for Administration and Finance projects that the reforms will not materially affect fiscal 1995 public assistance spending. The fiscal 1995 expenditure estimate of $16.399 billion includes $247.8 million appropriated in Chapter 5 to fund the Commonwealth's public assistance programs for the last four months of fiscal 1995. The new law's impact on fiscal 1996 projected spending for public assistance programs is currently being evaluated.

Budgeted revenues and other sources to be collected in fiscal 1995 are estimated by the Executive Office for Administration and Finance to be approximately $16.311 billion. This amount includes estimated fiscal 1995 tax revenues of $11.151 billion, which is approximately $544 million higher than fiscal 1994 tax revenues of $10.607 billion. In December, 1994, the Governor signed into law legislation modifying the capital gains tax by phasing out the tax for assets held longer than six years and increasing the no-tax status threshold for personal income tax purposes. The capital gains tax change is not effective until January 1, 1996 and, therefore, is not expected to affect fiscal 1995 tax revenues and to have only a minor effect on fiscal 1996 tax revenues. The no-tax status change is estimated to reduce fiscal 1995 tax revenues by approximately $5.5 million and fiscal 1996 tax revenues by $13.3 million.

In recent months, the rate of growth in certain tax revenue categories, including, in particular, the income tax, has slowed. Fiscal 1994 tax revenues were approximately $87 million below the Department of Revenue's tax revenue estimate of $10.694 billion. On April 13, 1995, as required by law, the Secretary for Administration and Finance revised the fiscal 1995 tax revenue estimate to $11.151 billion, a reduction of approximately $27.5 million from the most recent official estimate of $11.179 billion. The reduction in fiscal 1995 revenues is expected to be offset by lower spending resulting from increased reversions (including lower spending in public assistance programs) and, if necessary utilization of part of the contingency currently included in the estimated fiscal 1995 financial statement.

The fiscal 1995 budget is based on numerous spending and revenue estimates, the achievement of which cannot be assured. The House initially overrode $296.9 million of the Governor's vetoes relating to certain welfare programs contained in the fiscal 1995 budget as well as certain law changes which may have a financial impact on the Commonwealth. However, the Senate failed to override the Governor's veto by the end of the calendar 1994 legislative session. The $16.399 billion of fiscal 1995 expenditures includes a reserve against certain contingencies currently in the amount of $83.8 million. On October 7, 1994, the Governor filed a supplemental appropriation recommendation aggregating approximately $44.5 million; the Legislature failed to act on this recommendation before the end of the calendar 1994 legislative session. On January 25, 1995, the Governor filed fiscal 1995 supplemental appropriation recommendations aggregating approximately $43.6 million.

On April 24, 1995, the Governor filed a fiscal 1995 supplemental appropriation bill recommending approximately $16.7 million of expenditures related to collective bargaining and certain other personnel costs. The legislature has not yet acted upon this recommendation. On May 10, 1995, the House of Representatives approved two supplemental appropriation bills for fiscal 1995, which relate, in part, to prior supplemental appropriation recommendations. One bill authorized fiscal 1995 expenditures of approximately $65 million, having a net Commonwealth cost of approximately $27 million after factoring in revenue reimbursements that would result form certain Medicaid expenditures authorized by the legislation. The other bill authorizes fiscal 1995 expenditures of approximately $9.1 million for certain Department of Social Services programs. On May 17, 1995, the Senate Ways and Means Committee approved two supplemental appropriation bills for fiscal 1995. One bill authorized fiscal 1995 expenditures of approximately $52.4 million (of which approximately $16.1 million would be continued to fiscal 1996), having a net Commonwealth cost of approximately $50 million. The full Senate added approximately $59.5 million in spending authorizations to this amount, having a net Commonwealth cost of approximately $21.5 million after factoring in federal reimbursements for certain Medicaid expenditures authorized by the bill. A second supplemental appropriation bill authorizes approximately $9.2 million for Department of Social Services programs. Both bills were approved by the Senate on May 25, 1995. Differences between the House and Senate versions of the two bills will be reconciled by legislative conference committees. The net amounts for both the House and Senate bills are included in the $83.8 million being reserved for fiscal 1995 contingencies by the Executive Office for Administration and Finance.

On November 8, 1994, the voters in the statewide general election approved an initiative petition, which became law on December 8, 1994, that would slightly increase the portion of gasoline tax revenue credited to the Highway Fund, one of the Commonwealth's three major budgetary funds, prohibit the transfer of money from the Highway Fund to other funds for non-highway purposes and exclude the Highway Fund balance from the computation of the "consolidated net surplus" for purposes of State finance laws. The initiative petition also provides that no more than 15% of gasoline tax revenues may be used for mass transportation purposes, such as expenditures related to the MBTA. The Executive Office of Administration and Finance currently does not expect this law to have any materially adverse impact on the fiscal 1995 budget or on other fiscal matters generally. This law is not a constitutional amendment and is subject to amendment or repeal by the Legislature, which may also, notwithstanding the terms of the initiative petition, appropriate moneys from the Highway Fund in such amounts and for such purposes as it determines, subject only to a constitutional restriction that such moneys be used for motor vehicle, highway, or mass transportation purposes.

CASH FLOW

The most recent cash flow projection prepared by the office of the State Treasurer in May, 1995 estimates the fiscal 1995 year-end cash position to be approximately $353 million. This projection is based on the fiscal 1995 budget as originally signed by the Governor and supplemental appropriations enacted to date. The cash flow projection reflects actual results through April, 1995 and revenue and spending estimates as of May, 1995. The expenditure forecast anticipates use of the $83.8 million being reserved for contingencies by the Executive Office for Administration and Finance. The projection forecasts a year-end transfer of $65.4 million to the Stabilization Fund (the projected $353 million year-end balance does not include balances in the Stabilization Fund). The projection also anticipates advance payments during fiscal 1995 of $95 million to the Department of Medical Assistance and the Department of Transitional Assistance for fiscal 1996 activity. On November 22, 1994, the Commonwealth issued $240 million of general obligation notes to fund payments to the MBTA for its net cost of service. The notes matured on June 15, 1995 (rather than later in fiscal 1996 as had been assumed in earlier cash flow projections). The cash flow projection assumes the issuance of additional notes in June, 1995 to refinance such notes, which is consistent with current plans. (The original cash flow projection for fiscal 1995 had assumed that such notes would be paid from available funds and not refinanced.) The cash flow projection assumes that the Commonwealth will issue no additional long-term general obligation bonds during fiscal 1995 to finance capital projects beyond the $825 million issued to date (prior cash flow projections had assumed that $1.05 billion of such bonds would be issued) and that no short-term operating borrowings will take place under the commercial paper program during the remainder of fiscal 1995. As of June 8, 1995, no Commonwealth commercial paper is outstanding.

The May 26, 1995 cash flow projection also contains monthly forecasts through the end of fiscal 1996 and estimates that the fiscal 1996 year-end cash position will be $528.1 million. The fiscal 1996 forecast is based upon the Governor's budget recommendations filed in January, 1995, including a $45 million contingency reserve, adjusted for the consensus revenue estimate for fiscal 1996 agreed to by the Governor and the legislature in April, 1995. The fiscal 1996 cash flow projection anticipates no need for the Commonwealth to borrow for operating needs under its commercial paper program if capital bond sales and a transit note sale occur as scheduled (the projection calls for the issuance of $1.06 billion of capital bonds and $240 million of transit notes during fiscal
1996).

The Commonwealth's practice is to use available cash for capital expenditures pending the issuance of long term bonds and, in the event the amount of long-term debt is reduced or its issuance delayed due to market conditions or other circumstances, additional amounts of commercial paper may be outstanding from time to time. The ending balance included in the cash flow forecast and the estimated ending balance for the Commonwealth's operating budget will differ due to timing differences and the effect of certain non-budget items. In addition, events occurring subsequent to the preparation of this cash flow projection may cause the actual cash flow of the Commonwealth to vary from the projected cash flow.

1996 FISCAL YEAR. On January 25, 1995, the Governor submitted his fiscal 1996 budget recommendations to the Legislature. The proposal calls for budgeted expenditures of approximately $16.737 billion. After adjusting for approximately $147.9 million in higher education revenues and expenditures that the Governor's budget recommendation proposes moving to an off-budget trust fund for fiscal 1996, as described below, the recommended fiscal 1996 spending level is approximately $436 million. Proposed budgeted revenues for fiscal 1996 are approximately $16.246 billion. The Governor's fiscal 1996 budget recommendation proposes several reductions in personal and business taxes, including an increase of $500 in the dependent allowance and a $500 increase in the exemption for blind and elderly taxpayers, corporate tax credits for job training, revisions to the definitions of research and development tax credits for companies in the defense-industry, and a phasing out of the sales tax on bulk purchases of telecommunications services. The Executive Office of Administration and Finance estimates that these tax law changes would result in reduced tax revenues of approximately $34.6 million in fiscal 1996.

Under the Governor's fiscal 1996 budget recommendations, non-tax revenues are estimated to total approximately $5.021 billion in fiscal 1996. Major changes in projected non-tax revenues for fiscal 1996 include a decline in motor vehicle license and registration fees of approximately $42 million, due mainly to alternate year licensing patterns and the delayed impact of the change in 1991 to a five year driver's license renewal period; a decrease of approximately $17 million in abandoned property revenues, due to a one-time increase in abandoned property collections in fiscal 1995 resulting from a change in the Commonwealth's abandoned property laws; and a $40 million increase due to a proposed initiative to provide incentives to State departments to optimize non-tax revenues.

The Governor's budget proposal generally maintains current service levels for most programs but also provides for increased funding to reflect various factors including inflation, increased medical costs, increased pension costs and higher debt services expenditures, as well as approximately $228 million recommended to fully fund the education reform law passed in fiscal 1993. The proposal also contains recommendations to increase spending in certain priority areas. The Governor's budget proposal projects savings from reform of the State's welfare system, higher health insurance contributions from State employees and other administrative reductions. The recommendation also includes $45 million allocated for a contingency reserve.

In connection with the fiscal 1996 budget recommendations, the Governor has also recommended the establishment of an off-budget tuition retention trust fund for higher education purposes. The revenues in and expenditures from such fund have previously been counted as Commonwealth budgeted revenues and expenditures.

The Governor's fiscal 1996 budget recommendations will now be taken up by the House Ways and Means Committee as the first step of legislative consideration of the fiscal 1996 budget.

STATE TAXES. The major components of State taxes are the income tax, which accounts for 53.6% of total projected tax revenues in fiscal 1994, the sales and use tax, which accounts for 21.7%, and the business corporations tax, which accounts for 7.4%. Other tax and excise sources account for the remaining 17.3% of total tax revenues.

Income Tax. The Commonwealth assesses personal income taxes at flat rates, according to classes of income, after specified deductions and exemptions. A rate of 5.95% is applied to income from employment, professions, trades, business, partnerships, rents, royalties, taxable pensions and annuities and interest from Massachusetts banks. A rate of 12% is applied to other interest (although interest on obligations of the United States and of the Commonwealth and its political subdivisions is exempt) and dividends; and a rate ranging from 12% on capital gains from the sale of assets held for one year and less to 0% on capital gains from the sale of certain assets held more than six years is applied.

Under Chapter 151 of the Acts of 1990 up to 15% of State income tax revenue is pledged to the payment of debt service on approximately $1.045 billion of outstanding Fiscal Recovery Bonds issued pursuant to Chapter 151.

Partially as a result of income tax rate increases, State income tax revenues increased from fiscal 1990 to $5.045 billion (excluding $298.3 million collected pursuant to the 1989 tax legislation). These figures represent an increase of approximately 13%. State income tax revenues in fiscal 1992 were $5.337 billion, which represents an increase from fiscal 1991 of approximately 5.8%. Income tax revenues in fiscal 1993 were $5.375 billion, an increase of approximately 0.7% from fiscal 1992. Income tax revenues for fiscal 1994 were approximately $5.690 billion, an increase of 5.9% from fiscal 1993. Income tax revenues for fiscal 1995 are currently expected to be approximately $6.028 billion, an increase of 5.9% from fiscal 1994. As a result of a slowing rate of growth in certain tax revenue categories, including, in particular, the income tax, the Secretary of Administration and Finance reduced the total fiscal 1995 tax revenue estimate by $75 million in September, 1994. On January 25, 1995, based on tax revenue collections through December 31, 1994, the Secretary for Administration and Finance revised the fiscal 1995 tax revenue estimate to $11.179 billion, a reduction of approximately $55 million from the September 1994 estimate.

Sales and Use Tax. The Commonwealth imposes a 5% sales tax on retail sales of certain tangible properties (including retail sales of meals) transacted in the Commonwealth and corresponding 5% use tax on the storage, use or other consumption of like tangible properties brought into the Commonwealth. However, food, clothing, prescribed medicine, materials and produce used in food production, machinery, materials, tools and fuel used in certain industries, and property subject to other excises (except for cigarettes) are exempt from sales taxation. The sales and use tax is also applied to sales of electricity, gas and steam for certain nonresidential use and to nonresidential and most residential use of telecommunications services.

Annual sales and use tax revenues declined from $1.956 billion in fiscal 1990 to $1.909 billion in fiscal 1991. Sales and use tax revenues increased to $1.979 billion in fiscal 1992 and to $2.124 billion in fiscal 1993 and to $2.302 billion in fiscal 1994. Sales and use tax are estimated to increase to $2.454 billion in fiscal 1995.

Business Corporations Tax. Business corporations doing business in the Commonwealth, other than banks, trust companies, insurance companies, railroads, public utilities and safe deposit companies, are subject to an excise that has a property measure and an income measure. The value of Massachusetts tangible property (not taxed locally) or net worth allocated to the Commonwealth is taxed at $2.60 per $1,000 of value. The net income allocated to Massachusetts, which is based on gross income for federal taxes, is taxed at 9.5%. The minimum tax is $456. Both rates and the minimum tax include a 14% surtax. Annual revenues from the business corporations tax have declined significantly in recent years, from the high of $887.1 million in fiscal 1989 to $612.2 million in fiscal 1991. Business corporation tax revenues were $643.8 million in fiscal 1992, representing an increase of $31.5 million, or 5.1%, from fiscal 1991. For fiscal 1992, the excise tax on commercial and savings banks yielded $60.2 million, representing an increase of approximately 25.2% over fiscal 1991. Due to the settlement by the Department of Revenue of a case pending before the Appellate Tax Board, the Commonwealth paid a taxpayer commercial bank $37.0 million, thus reducing revenues from the commercial and savings bank excise tax in fiscal 1992 from $97.1 million to $60.2 million. For fiscal 1993, revenues from the business corporations tax increased to $737.4 million, or approximately 14.5% above fiscal 1992 and tax revenues from banks increased to $152.9 million or 154.4% above fiscal 1992. Fiscal 1994 tax revenues from corporations and banks were approximately $782.3 million and 199.9 million, respectively, or approximately 6.1% and 30.7% above the respective fiscal 1993 amounts. Fiscal 1995 tax revenues from corporations and banks are estimated to be $851.0 million and $225.0 million, respectively.

Other Taxes. Other tax revenues of the Commonwealth are currently projected to total $1.846 billion in fiscal 1995, a decrease of 0.01% over fiscal 1994. Other tax revenues are derived by the Commonwealth from motor fuels excise taxes, cigarette and alcoholic beverage excise taxes, estate and deed excises and other tax sources. The Commonwealth is authorized to issue special obligation highway bonds secured by a pledge of all or a portion of the Highway Fund, including revenues derived from all portion of the motor fuels excise tax. The Commonwealth issued $103,770,000 of special obligation bonds on June 24, 1992 secured by a pledge of 2 cents of the 21 cent motor fuel excise tax imposes on gasoline. The portion of the motor fuel excise tax currently pledged to the special obligation bonds is estimated to be $168.7 million in fiscal 1995. The Commonwealth expects to issue up to $300 million of additional special obligation bonds in fiscal 1994 secured by an additional portion of the motor fuels excise tax. Additional special obligation bonds may also be issued in the future secured by all or additional portions of the motor fuels excise tax.

On November 3, 1992, legislation was enacted by voter initiative petition which imposed, as of January 1, 1993, a new excise tax of 1.25 cents per cigarette (25 cents per pack of 20 cigarettes) and 25% of the wholesale price of smokeless tobacco. Under the legislation, the revenues raised by this excise tax shall be credited to a new Health Protection Fund and expended, subject to appropriation by the Legislature, to pay for health programs and education relating to tobacco use. Total revenues deposited in the Health Protection Fund in fiscal 1993 and fiscal 1994 were $59.5 million and $116.3 million, respectively, and are estimated to be $114.3 million in fiscal 1995.

In addition, in January 1993, the Legislature overrode the Governor's veto of a 100% increase in the deeds excise tax. The increased revenues from this excise tax, estimated by the Executive Office for Administration and Finance to be approximately $15.25 million for fiscal 1993, will be retained by county governments and applied to certain county costs. The availability of these revenues will reduce Commonwealth expenditures for county purposes by an equal amount.

Estate Tax Revisions. The fiscal 1993 budget included legislation which gradually phases down the current Massachusetts estate tax until it becomes a "sponge tax" in 1997. The "sponge tax" is based on the maximum amount of the credit for the State taxes allowed for federal estate tax purposes. The estate tax is phased out by means of annual increases in the basic exemption from the current $200,000 level. The exemption was increased to $300,000 for 1993, $400,000 for 1994, $500,000 for 1995 and is increased to $600,000 for 1996. In addition, the legislation includes a full marital deduction starting July 1, 1994. Currently, the marital deduction is limited to 50% of the Massachusetts adjusted gross estate until June 30, 1995. The static fiscal impact of the phase out of the estate tax was estimated to be $24.8 million in 1994 and is estimated to be $72.5 million in fiscal 1995.

FEDERAL AND OTHER NON-TAX REVENUES. Revenues from the federal government are received through reimbursements for the federal share of federally mandated programs such as Medicaid and AFDC. The amount of federal reimbursements received by the Commonwealth is determined by the amounts of State expenditures for such programs. Federal reimbursements increased approximately 11.4% from $1.542 billion in fiscal 1989 to $1.718 billion in fiscal 1990. In fiscal 1991, federal reimbursements increased by 61.7% to $2.777 billion, owing mainly to the $513.0 million reimbursement of uncompensated care payments. Federal reimbursements in fiscal 1992 decreased by $383 million to approximately $2.394 billion, reflecting a decrease of $349 million in uncompensated care payments. In fiscal 1993, federal reimbursements increased to $2.674 billion as a result of increased spending for certain entitlement programs. In fiscal 1994, federal reimbursement increased to $2.915 billion. Federal reimbursements for fiscal 1995 are estimated to increase to $3.035 billion.

Departmental and other non-tax revenues are derived from licenses, registrations and fees generated through cash transactions and reimbursement and assessments for services. Annual revenues from these sources increased from $949.1 million in fiscal 1989 to $1.025 billion in fiscal 1991, representing an annual average increase of approximately 12.8%, decreased 1.5% to $1.187 billion in fiscal 1992, increased 11.8% in fiscal 1993 to $1.327 billion and decreased 10.5% to $1.188 billion in fiscal 1994. Annual revenues from these sources are estimated to increase to $1.250 billion in fiscal 1995. The decrease in 1994 was due to several factors including: the change in fiscal 1993 to biennial car registration at the Registry of Motor Vehicles; one-time receipt in fiscal 1993 of abandoned property revenues; and the one-time payment in fiscal 1993 to the Commonwealth of $80 million from the Massachusetts Water Resources Authority. These revenue declines were partially offset by an increase in higher education tuition revenues due primarily to shifting higher education revenues and expenditures from off-budget to on-budget accounts in fiscal 1994. The expected increase in fiscal 1995 is due to various factors including primarily: the biennial car registration mentioned above, which is expected to increase revenue by approximately $20 million in fiscal 1995; certain abandoned property initiatives that are expected to result in approximately $15 million of additional revenues; additional Medicaid recoveries expected to amount to approximately $24 million and increased child support collections in the amount of approximately $11 million. The Governor's fiscal 1996 budget recommendation projects departmental and other non-tax revenues of $1.099 billion, a decrease of approximately $2 million after adjusting for approximately $147.9 million in higher education revenue and spending that the recommendation proposes be moved to an off-budget trust fund.

Interfund transfers and other sources from non-budgeted funds are estimated to total $897.8 million in fiscal 1995, an increase of 5.1% compared to fiscal 1994. For the budgeted operating funds, interfund transfers include transfers of profits from the State Lottery and Arts Lottery Funds and reimbursements for the budgeted costs of the State Lottery Commission, which accounted for $568.6 million, $547.6 million, $558.0 million, $583.0 million in fiscal 1990 through 1994, respectively, and which are expected to account for $705.2 million in fiscal 1995. The Governor's fiscal 1996 budget recommendation projects fiscal 1996 interfund transfers of approximately $930.4 million, an increase of 3.6% as compared to fiscal 1995, which amounts include $729.4 million allocable to the Lottery.

In fiscal 1991, special laws authorized transfers among the General, Highway and Local Aid Funds to eliminate certain deficit fund balances. Transfers in respect of such deficits were $234.8 million for fiscal 1991. Legislation included within the fiscal 1993 budget prohibits, beginning with fiscal 1992, the transfer of operating funds from the Highway Fund to the General Fund.

LIMITATIONS ON TAX REVENUES. In Massachusetts efforts to limit and reduce levels of taxation have been under way for several years. Limits were established on State tax revenues by legislation enacted on October 25, 1986 and by an initiative petition approved by the voters on November 4, 1986. The two measures are inconsistent in several respects.

Chapter 62F, which was added to the General Laws by initiative petition in November 1986, establishes a State tax revenue growth limit for each fiscal year equal to the average positive rate of growth in total wages and salaries in the Commonwealth, as reported by the federal government, during the three calendar years immediately preceding the end of such fiscal year. Chapter 62F also requires that allowable State revenues be reduced by the aggregate amount received by local governmental units from any newly authorized or increased local option taxes or excises. Any excess in State tax revenue collections for a given fiscal year over the prescribed limit, as determined by the State Auditor, is to be applied as a credit against the then current personal income tax liability of all taxpayers in the Commonwealth in proportion to the personal income tax liability of all taxpayers in the Commonwealth for the immediately preceding tax year. Unlike Chapter 29B, as described below, the initiative petition did not exclude principal and interest payments on Commonwealth debt obligations from the scope of its tax limit. However, the preamble contained in Chapter 62F provides that "although not specifically required by anything contained in this chapter, it is assumed that from allowable State tax revenues as defined herein the Commonwealth will give priority attention to the funding of State financial assistance to local governmental units, obligations under the State governmental pensions systems, and payment of principal and interest on debt and other obligations of the Commonwealth."

The legislation enacted in October 1986, which added Chapter 29B to the General Laws, also established an allowable State revenue growth factor by reference to total wages and salaries in the Commonwealth. However, rather than utilizing a three-year average wage and salary growth rate, as used by Chapter 62F, Chapter 29B utilized an allowable State revenue growth factor equal to one-third of the positive percentage gain in Massachusetts wages and salaries, as reported by the federal government, during the three calendar years immediately preceding the end of a given fiscal year. Additionally, unlike Chapter 62F, Chapter 29B allows for an increase in maximum State tax revenues to fund an increase in local aid and excludes from its definition of State tax revenues (i) income derived from local option taxes and excises, and (ii) revenues needed to fund debt service costs.

Tax revenues in fiscal 1990 through fiscal 1994 were lower than the limit set by either Chapter 62F or Chapter 29B. The Executive Office for Administration and Finance currently estimates that State tax revenues in fiscal 1995 and 1996 will not reach the limit imposed by either of these statutes.

In January 1992 the Governor announced his intention to seek an amendment to the State constitution that would require any Commonwealth tax increase to receive at least a two-thirds majority vote of each branch of the Legislature. No action has yet been taken on this proposal.

SPECIAL  CONSIDERATIONS  REGARDING INVESTMENTS IN RHODE ISLAND
MUNICIPAL SECURITIES

The following is a summary of certain information contained in official statements of certain issuers of Rhode Island Municipal Securities published prior to July, 1995. The summary does not purport to be a complete description and is current as of the date of the corresponding official statement.

Rhode Island Municipal Securities may fluctuate in value in response to a variety of factors, including the economic strength of State and local governments and the availability of federal funding.

Rhode Island has developed a modern, diversified economy providing employment for over 470,000 residents in both goods and service industries. In 1993, goods producing industries generated $3.7 billion in earnings and accounted for 17% of Rhode Island's total personal income. Service industries in the same year generated $10.1 billion in earnings and accounted for 48 percent of the State's personal income.

Total personal income in Rhode Island increased by 73.2% in nominal terms between 1984 and 1994. In 1994, the Rhode Island economy generated $22.2 billion in personal income. Rhode Island's per capita income of $22,251 is ranked 19th among the 50 states and has grown faster than the national average.

In recent years, Rhode Island's employment mix has shifted with an increasing proportion of employment in service producing sectors at the expense of goods producing sectors. Between 1984 and 1994, employment in the goods producing industries declined by 25.6% (135,000 to 100,500) while employment in service producing industries grew by 18.5% (281,400 to 333,500).

In 1993, the manufacturing sector contributed $3.0 billion, or 13.9% of Rhode Island's total personal income. Personal income derived from this sector increased 28% between 1983 and 1993. Rhode Island is the jewelry capital of the world, with over 35,000 employed in jewelry manufacturing, distribution and related services. Hasbro, the world's second largest toy manufacturer, and G-tech, the world's largest supplier of on-line lottery systems, are headquartered in Rhode Island. Electronic products manufactured in the State include connectors, circuit boards, uninterruptable computer power supplies, and wire and cable assemblies. Metrology equipment, navigation equipment, medical equipment and supplies, safety goggles, and protective breathing apparatus are also manufactured in Rhode Island. Rhode Island's skilled crafts people produce a wide variety of metal and plastic components which are used by manufacturers throughout the world. Chemical manufacturers located in Rhode Island produce products such as dyes, biomedical products and aerosol consumer products.

In 1993, the wholesale and retail trade sector contributed $2.0 billion, or 10%, of Rhode Island's total personal income, and over 14.8% of the portion of personal income derived from earnings. Employment in trade increased 7.3% from 88,600 in 1984 to 95,100 in 1994.

In 1992, the service sector contributed $4.0 billion, or 18.8% of Rhode Island's total personal income, and over 28.9% of the portion of personal income derived from earnings. Employment in Rhode Island's service industries increased 37.8% from 99,200 in 1984, to 136,700 in 1994. Service is the largest division of the State's economy with health services, business services and educational services as the most important groups.

Business services, engineering, accounting and research are the fastest growing sector of Rhode Island's economy, employing over 29,500 in 1994. Rhode Island companies have developed extensive system engineering and research facilities to support the Naval Undersea Warfare Center in Newport. Over 2,600 firms not only provide business support services for Rhode Island's diversified economy, but also export these services throughout the United States and the world.

Health services is the largest employment group in Rhode Island. There are 14 general hospitals and two voluntary psychiatric hospitals in Rhode Island. In addition, there are 110 nursing and personal-care facilities in Rhode Island.

In 1993, the government sector contributed $2.3 billion, or 10.8% of Rhode Island's total personal income, and over 16.6% of the portion of personal income derived from earnings. Government employment in Rhode Island has increased 7.7% since 1984 from 57,400, to 61,800 in 1994.

The United States Navy maintains a significant presence in Newport, Rhode Island, where its facilities include: the Naval Education and Training Center; Naval War College; and the Naval Undersea Warfare Center. These facilities employ over 7,543 military and civilian personnel, and have an average daily enrollment of almost 2,022 students. The Naval Undersea Warfare Center, with its major laboratories in Newport and Middletown, is a prime source of high technology that provides the Navy with its tactical and strategic edge in combat systems, surface ship sonar, and undersea ranges. In 1994, the Naval Undersea Warfare Center employed 3,829 people. Many Rhode Island companies have developed extensive system engineering and research facilities that provide support to the center.

In 1994, military personnel, civilian Department of Defense personnel and private industry defense related employment in Rhode Island was estimated at 15,887 having declined from a 1987 high of 26,934. Total defense contract awards to Rhode Island firms have decreased from a high of $555 million in 1990, to $410 million in 1994.

Beginning in 1989, Rhode Island, like other New England states, began to experience a slowdown in its economy. The State's unemployment rate increased from 4.1% in 1989 to 6.8% in 1990, to 8.6% in 1991, and again to 8.9% in 1992.
Personal income growth slowed from an annual rate of 9.0% in 1988 to 2.1 percent in 1991. In constant dollars, personal income growth slowed from 4.5.% to -1.8% for the same years.

The economic slowdown resulted in significant State budget constraints and opportunities to review the overall fiscal situation. The recession that engulfed the Rhode Island economy appears to have finally stabilized. After three years of falling employment, the number of jobs in Rhode Island grew by 0.1% in 1993. Data Resources, Inc. (DRI) forecasters estimate Rhode Island job growth at an annual rate of 1.4% annually from 1994 to 1998 with personal income growth rates averaging 5.4%. Real personal income growth is forecast to average 2.2%.

The national recession has been longest and deepest in the New England states. Since 1989, 9.6% of all of New England's non-agricultural jobs have been lost. Rhode Island losses have paralleled those of the rest of the region. Non-agricultural employment in Rhode Island fell by 8.9% between the 1989 peak and the low point in 1992.

Rhode Island, Massachusetts, Connecticut and Maine rank among the top 12 states in defense prime contract awards per capita. As a result, federal defense cutbacks have affected this region disproportionately. The national recovery did not affect all regions equally. New England is forecast to continue to lag due to the restructuring of the defense industry and overbuilding in real estate markets.

The DRI estimators forecast that the national economy is beginning to slow with a "soft landing" rather than a recession. Consumer spending is slowing in response to higher interest rates and rising debt burdens. Debt accumulation appears to have risen to earlier peak levels; the rate of accumulation growth does not appear sustainable.

The Rhode Island outlook is for continued recovery at a sluggish pace. Non-farm employment has increased 1% annually over the past three years and is estimated to remain at 1.2% annual growth through years 2000. Rhode Island expects to continue to lose manufacturing jobs to foreign competitors, high regulatory costs, and the end of the Seawolf Program. Services will provide 80% of the new jobs created through 2000, reflecting growth in business services, education, health care, and tourism.

Population growth is expected to average 0.4% annually during the fiscal years 1995 through 2000. Population declined 0.2% annually during the past three years as a result of a weak job market, motivating out-migration. The shrinking labor force contributed to the reduction of three points off the unemployment rate since the spring of 1992. The unemployment rate is forecast to grow from the currently forecast 6.4% for 1995 to 6.8% in 1996.

The gross State product has rebounded from -3.8% change in 1991 to a high of 3.1% in 1994; however, that tracked the overall growth rate of the U.S. economy. Growth rates are expected to drop to 1.7% in 1995 and further to 1.2% in 1996. Personal income growth also peaked in 1994, at 5.4%. Growth drops to 5.3% in 1995 and 4.3% in 1996 before rebounding in 1997.

REVENUE ESTIMATES. Current revenue estimates are those adopted by the Revenue Estimating Conference for fiscal 1995 and fiscal 1996 on May 10, 1995. They are based on current law. Thus, they do not include the cigarette tax increase, the retention of an additional one cent of the existing gas tax by the Department of Transportation as recommended by the Governor, nor do they include extension of the existing nursing home tax currently under discussion.

The Conference estimated revenues of $1.633 billion for fiscal 1995 and $l.565 billion for fiscal 1996. These represent 4.7% growth in fiscal 1995 and -3.5% in fiscal 1996.

When adjusted for tax law changes, they represent -1.3% in fiscal 1995 and 2.1% for fiscal 1996. Major changes include the nursing home tax, the hospital license fee, and the public utilities gross earnings tax phase out for manufacturing energy. The fiscal 1995 decrease is in disproportionate share Medicaid receipts.

PERSONAL INCOME TAX. The personal income tax estimate for fiscal 1995 of $531.0 million is a downward revision of $37.0 million. The fiscal 1996 estimate of $550.0 million is a downward revision of $47.0 million, reflecting fiscal 1995 change as well as reduction in estimated growth from 5.1% to 3.6% to reflect the revised economic forecast.

Income tax returns to date have presented a mixed picture to estimators. Through April, 1995 withholding receipts were 6.4% above the same period in fiscal 1994. However, estimated payments and final payments were 13.7% and 5.6% below, respectively. Refunds were 9.3% ahead. It appears possible that over withholding may be occurring again -- it had been virtually eliminated in 1991 when the IRS re-based the withholding tables.

INSURANCE COMPANY GROSS PREMIUMS TAX. The estimators lowered the estimates by $6.0 million in fiscal 1995 and $8.0 million in fiscal 1996 based upon payments to date and the March estimated filings. Companies are required to file 40% of their tax year estimated liability in March and the remaining 60% in June. The estimate of $35.0 million and $36.0 million reflects -6.9 percent and 2.9% growth rates for fiscal 1995 and fiscal 1996, respectively.

SALES TAX. The estimates are $454.0 million for fiscal 1995 and $465.0 million for fiscal 1996. These are downward revisions of: $1.0 million for fiscal 1995, representing a drop in the growth rate from 8.4% to 8.2%; and $7.0 million in fiscal 1996, representing a drop in the projected growth from 3.7% to 2.4%. Review of monthly returns shows decreasing six-month average collections as shown here:

           PERIOD                   MONTHLY AVERAGE

        July - December                   $39.1
        August - January                   39.1
        September - February               37.9
        October - March                    36.9
        November - April                   36.8

This suggests a slowdown on taxable purchases moving with the economic slowdown.

LOTTERY.  The  estimators  revised  the fiscal 1995 and fiscal 1996 estimates
upward   by   $10.2   and   $7.5   million, respectively.  The  principal area
of  growth  is  in  video games.

OTHER. The estimators increased the disproportionate share component of departmental sales and services by $12.7 million for fiscal 1995 and $5.7 million for fiscal 1996. This requires corresponding increases from DHS for matching funds of $5.9 million and $2.6 million, respectively.

Personal income tax receipts showed healthy growth in fiscal 1994, probably as a result of a large one-time filing equal to approximately two percent of the growth. The fiscal 1995 drop would be 2% higher on that basis. The fiscal 1996 estimate reflects the estimators' concern for economic slowdown.

General business taxes show a drop in fiscal 1995 as a result of the change in the health care provider assessment rate on mental retardation group homes in September, 1994 as noted earlier. The drop in fiscal 1996 is the result of an $8.1 million loss in the health care providers assessment on nursing homes that expires September 30, 1995 under current law. The Assembly has discussed extending the tax.

Sales and use taxes are estimated to increase 8.7% in fiscal 1995 and 2.1% in fiscal 1996. The sales tax component is projected to grow 8.2% in fiscal 1995 and 2.4% in fiscal 1996. Fiscal 1995 showed dramatic growth of 16% in the first six months (July-December) over the same period for the prior year, followed by a gradual slowdown. The fiscal 1996 estimate assumes the slowdown will continue.

Departmental receipts show considerable annual variance, largely as a result of the one-time hospital license fee (fiscal 1995) and large medicaid disproportionate share payments (fiscal 1993 and fiscal 1994). The changing federal medicaid restrictions on these sources are expected to have had run their course by fiscal 1996.

Finally, lottery games continue to be a major source of revenue increase, growing from $43.6 million in fiscal 1993, to $51.3 million in fiscal 1994, and over $70.0 million in fiscal 1995 and fiscal 1996.

COMPARATIVE STATEMENTS OF REVENUES AND EXPENDITURES. The General Fund revenues and expenditures for fiscal 1995 are predicated on the basis of revised revenue estimates and revised expenditures as projected by the State Budget Office. Revenues reflect the May Consensus estimates of the Revenue Estimating Conference, adjusted by the Budget Office for the deficit resolution plan. Fiscal 1995 revenues are currently estimated by the Budget Office to be $1,669,633,205, an increase of $36,233,205 over the May conference and $15,392,088 over the Governor's Budget. The $36.2 million variance is a result of an estimated decrease in the business corporations tax of $5.3 million due to a liability resulting from a recent court decision and $41,523,400 of other revenues estimated by the Budget Office. These revenues are from bond proceeds earnings ($480,376), employee medical insurance recoveries ($1,305,132), reversal of a medical assistance payable reserve ($12,420,002), prior year adjustments ($1,319,225), prior year group life dividends ($775,265), recoveries from the medical assistance program ($3.0 million), recoveries from the Solid Waste Management Corporation ($5,854,523), excess bond proceeds recoveries ($3,508,877), prior year Public Building Authority recoveries ($960,000), enhancements from restricted receipt conversions ($12.0 million) and a decrease in revenues from Lottery advertising ($100,000).

The General Fund revenues and expenditures for fiscal 1996 are based on expenditures contained in the proposed fiscal 1996 budget submitted by the Governor in March, 1995. Revenues reflect the May consensus estimates of the Revenue Estimating Conference. Fiscal 1996 revenues will change as a result of budget negotiations. Revenue changes under discussion include a hospital licensing fee of 4.92% of net revenues ($53.7 million), a 5 cent increase in the cigarette tax ($4.9 million), a decrease of $410,000 due to the elimination of the motor vehicle walk-in registration fee, a decrease in the gas tax due to increased dedication to Transportation expenditures ($4.2 million), and a decrease in sales and services tax due to lost revenues from out-of-State prisoners ($2.2 million), all of which were proposed by the Governor in March. These total $51.8 million. Also under discussion are the extension of the nursing home tax ($8.1 million), additional gambling revenue through change to the distribution at the Lincoln Dog Racing facility ($2.0 million), recovery of prior year employee medical insurance ($2.7 million), additional medical assistance program cost recoveries ($17.0 million), lottery advertising revenues ($1.0 million), and other sources ($2.0 million).

The Budget Office projects a closing surplus of $4.3 million in fiscal 1995 assuming the components contained in the deficit reduction plan are accepted. The State must resolve a $42.5 million projected deficit in fiscal 1996. The Governor is in the process of developing a budget deficit resolution plan for fiscal 1996. In addition to the changes in revenues described above, expenditure reduction plans for State agencies and departments are currently under review.

FREE SURPLUS. State law provides that all unexpended or unencumbered balances of general revenue appropriations, whether regular or special, shall lapse to General Fund surplus at the end of each fiscal year, provided, however, that such balances may be reappropriated by the Governor in the ensuing fiscal year for the same purpose for which the monies were originally appropriated by the General Assembly. Free surplus is the amount available at the end of any fiscal year for future appropriation by the General Assembly.

The Governor is in the process of developing a budget deficit resolution plan to resolve the projected $42.5 million deficit in fiscal 1996. Expenditure reduction plans for State agencies and departments are currently under review.

State statutes require every city and town to adopt a balanced budget for each fiscal year. Local governments rely principally upon general real and tangible personal property taxes and automobile excise taxes for provision of revenue. The State is required to enact and maintain a balanced budget. In the event of a budgetary imbalance, the available free surplus will be reduced and/or additional resources (i.e. taxes, fines, fees, licenses, etc.) will be required and/or certain of the expenditure controls will be put into effect.

A combination of these measures will be utilized by the State in order to maintain a balanced budget.

SPECIAL  CONSIDERATIONS  REGARDING  INVESTMENTS IN CONNECTICUT
MUNICIPAL SECURITIES

The following is a summary of certain information contained in official statements of certain issuers of Connecticut Municipal Securities published prior to October, 1995. The summary does not purport to be a complete description and is current as of the date of the corresponding official statement.

Connecticut Municipal Securities may fluctuate in value in response to a variety of factors, including the economic strength of State and local governments and the availability of federal funding.

Connecticut's economy is diverse, with manufacturing, services and trade accounting for approximately 70% of total non-agricultural employment. Manufacturing employment has been on a downward trend since 1984 while non-manufacturing employment has risen significantly. Rapid relative growth in the non-manufacturing sector as compared to the manufacturing sector is a trend that is in evidence nationwide and reflects the increased importance of the service industry. From 1970 to 1993, manufacturing employment in the State declined 33.5%, while non-manufacturing employment rose 63.3%, particularly in the service, trade and financial categories, resulting in a 27.6% increase in total growth in non-agricultural establishment employment.

Defense-related business plays an important role in the Connecticut economy. Economic activity has been affected by the volume of defense contracts awarded to Connecticut firms. In the past 10 years, Connecticut has ranked from 6th to 12th among all states in total defense contract awards, receiving 2.5% of all such contracts in 1993. On a per capita basis, defense awards to Connecticut have traditionally been among the highest in the nation. However, in recent years the federal government has reduced defense-related spending. This trend is expected to continue.

The Connecticut General Assembly's annual appropriation acts have usually authorized current expenditures consistent with the anticipated annual tax and other revenue sources except in certain years since 1971 when borrowings were authorized to fund deficits.

In the fiscal years ended June 30, 1985, 1986 and 1987, the operating surpluses of the State's General Fund were $365.5, $250.1 and $365.2 million, respectively. For the fiscal year ended June 30, 1988 the operating deficit was $115,594,656. By statute, this amount was deemed to be appropriated from the Budget Reserve Fund to fund the deficit.

After the effect of a variety of executive actions and legislative enactments in the course of the fiscal year which significantly reduced the projected deficit, the operating deficit for the fiscal year ended June 30, 1989 was $28,019,984. This amount was also deemed to be appropriated from the Budget Reserve Fund to fund the deficit.

For the fiscal year ended June 30, 1990, the General Fund's operating deficit was $259,496,841. This was the net deficit after actions taken by the Governor and the General Assembly which affected both revenues and expenditures. As required by statute, the State Comptroller transferred the balance of the Budget Reserve Fund, or $102,254,299, to the General Fund to partially fund the operating deficit. This action brought the total deficit carried forward to fiscal 1990-91 to $157,242,542.

For the fiscal year ended June 30, 1991, the operating deficit, after miscellaneous surplus adjustments, was $808,468,983. Together with the deficit carried forward from fiscal 1989-90, the total deficit for the fiscal year 1990-91 was $965,711,525. This total deficit amount was funded by the issuance of General Obligation Economic Recovery Notes.

The result of the fiscal year ended June 30, 1992 was a General Fund operating surplus of $110,181,277. The surplus was used to retire $110,100,000 of Economic Recovery Notes.

For the fiscal year ended June 30, 1993, there was a General Fund operating surplus of $113,490,652. By statute, the unappropriated surplus in the General Fund is deemed to be appropriated for debt service for the fiscal year ending June 30, 1994.

For the fiscal year ended June 30, 1994, there was a General Fund operating surplus of $19,654,737. By statute, the unappropriated surplus in the General Fund is deemed to be appropriated for debt service for the fiscal year ending June 30, 1995.

Per statute, the State's fiscal position is reported monthly by the Comptroller. This report compares revenues already received and expenditures already made to estimated revenues to be collected and estimated expenditures to be made during the balance of the year.

The Comptroller's February 1, 1995 letter indicated a General Fund deficit of $174.1 million. Subsequently, on February 15, 1995, the Governor released his recommended budget for the upcoming biennium. As part of that recommendation, the Governor included a plan to substantially reduce this deficit primarily through legislative action to reinstate State taxes on hospital patient services effective February 1, 1995, estimated to be $86.7 million from the gross earnings tax and $45.0 million from the sales tax, and by legislative changes to the tax levied in connection with underground fuel tanks estimated to produce $13.5 million in revenues to the General Fund. Based on the assumption such action would be taken, the Comptoller's monthly report of March 1, 1995, reflects a deficit of $2.6 million. The General Assembly has not yet adopted the Governor's plan and the Governor is currently exploring alternative actions including potential legislative changes.

No assurance can be given that subsequent projections will not indicate changes in the anticipated General Fund result.

The Governor's Recommended Biennial Budget for fiscal 1995-96 anticipates General Fund expenditures of $8,489.7 million and General Fund revenues of $8,495.3 million. After deducting $2.6 million for the anticipated carry-forward deficit from fiscal 1994-95, the estimated surplus for fiscal 1995-96 is $3.0 million. For fiscal 1996-97, the Governor's Recommended Budget anticipates General Fund expenditures of $8,617.2 million and General Fund revenue of $8,629.9 million resulting in a projected surplus of $12.7 million. Per statute, these surpluses will be deposited into the Budget Reserve Fund.

The Governor's Recommended Budget for the biennium remains within the limits imposed by the statutory expenditure cap. For fiscal 1995-96 and for fiscal 1996-97, permitted growth in capped expenditures is 3.59% and 3.71%, respectively. The Recommended Budget is $126.2 million below the expenditure cap in fiscal 1995-96 and $246.6 million below the expenditure cap in fiscal 1996-97.

The Governor's Recommended Budget calls for a lower income tax rate of 3% to be applied to a filer's first portion of taxable income with the remainder to be taxed at the current rate of 4.5%. This change is retroactive to January 1, 1995 and for joint filers the new 3% rate will apply to the first $12,000 of taxable income. By January 1, 1997, when the Governor's recommended changes are fully implemented, for joint filers the new 3% rate will apply to the first $30,000 of taxable income. After full implementation fully 43% of Connecticut's taxpayers will pay exclusively at the new 3% rate. In addition, the Governor is proposing to phase down the Corporation Business Tax beginning January 1, 1997 from 10.5% to 8% by January 1, 1999. These two changes, when combined with other miscellaneous revenue modifications, are expected to result in a $218 million revenue loss in fiscal 1995-96 and a $343 million revenue loss in fiscal 1996-97.

In order to achieve a balanced budget, the Governor, after a thorough review of all State budget programs and functions, has recommended expenditure reductions from estimated current services of approximately $1,020 million in fiscal 1995-96 and an additional $632 million in fiscal 1996-97. The Governor's budget proposes significant changes to the welfare system aimed at promoting economic self-sufficiency. These include permitting recipients to earn more before eliminating their benefits, imposing an 18 month time limit for receipt of benefits, and reducing the AFDC payment levels with no additional benefits for additional children. In fiscal 1995-96 these changes will reduce AFDC expenditures by $36 million from fiscal 1994-95 and General Assistance expenditures by $27 million. Include in the Governor's budget is a restructuring of the numerous categorical grants to municipalities. The Education Cost Sharing grant, the State's largest, will be consolidated with other reduction related grants. Overall, the Governor's budget pares back 95% of the projected increase in education grants to towns. The Governor's budget also proposes to cut in half, to $500 million, the amount of bonds annually authorized by the State to rein in debt service costs.

The Governor's Recommended Budget also calls for the reissuance of a portion of the fiscal 1995-96 Economic Recovery Fund payment and extending the payment over three additional years. This change will decrease the fiscal 1995-96 payment from $328.1 million to $91.9 million and increases the fiscal 1996-97 payment form zero to $91.3 million, the fiscal 1997-98 payment from zero to $87.2 million and the fiscal 1998-99 payment from zero to $86.6 million. This revision will result in a projected additional interest expense of $28.8 million over the period.

The budget recommended by the Governor for fiscal year 1995-1996 anticipates General Fund expenditures of $8,489,700,000 and General Fund revenues of $8,495,300,000. For fiscal 1996-1997, the adopted budget anticipates General Fund expenditures of $8,115,600,000 and General Fund revenues of $8,629,900,000. No assurance can be given that subsequent projections will not indicate changes in the anticipated General Fund result.

On November 3, 1992, Connecticut voters approved a constitutional amendment which requires a balanced budget for each year and imposes a cap on the growth of expenditures. The statutory spending cap limits the growth of expenditures to either (1) the average of the annual increase in personal income in the State for each of the preceding five years, or (2) the increase in the consumer price index for urban consumers during the preceding twelve-month period, whichever is greater. Expenditures for the payment of bonds, notes and other evidences of indebtedness are excluded from the constitutional and statutory definitions of general budget expenditures.

By statute, no bonds, notes or other evidences of indebtedness for borrowed money payable from General Fund tax receipts of the State shall be authorized by the General Assembly except as shall not cause the aggregate amount of (1) the total amount of bonds, notes or other evidences of indebtedness payable from General Fund tax receipts authorized by the General Assembly but which have not been issued and (2) the total amount of such indebtedness (excluding short-term and certain other indebtedness) which has been issued and remains outstanding, to exceed 1.6 times the total estimated General Fund tax receipts of the State for the fiscal year in which any such authorization will become effective. As a result, the State had a debt incurring margin as of March 1, 1995 of $1,716,182,730.54. Potentially, this law could limit the amount of Connecticut Municipal Obligations available for purchase by the Fund.

Several tax changes were adopted during the 1993 legislative session, the net effect of which is not yet clear. Among the most significant changes were the changes to the Corporation Business Tax based on income. A four year gradual rate reduction was adopted reducing the tax to 11.25% beginning January 1, 1995; 11% beginning January 1, 1996; 10.5% beginning January 1, 1997 and 10% beginning January 1, 1998. Additionally, the Corporation Business Tax based on capital was eliminated for regulated investment companies and real estate investment trusts. To assist manufacturers, the Gross Receipts Tax on electricity to those businesses will be phased out over the next four years. Further, to encourage continuing research and development in Connecticut, a research and development tax credit was provided for research and development expenses for income years commencing on or after January 1, 1993.

Several Sales Tax exemptions were added which include, among others, amusements and recreation, airport valet parking, certain tax preparation services and car washes. The Personal Income Tax estimated and withholding payment schedule was changed to conform to the federal timetable. A minimum tax was established so that Connecticut personal income taxpayers who are subject to the federal alternative minimum tax will now pay the higher of the State income tax or 23% of their adjusted federal tentative minimum tax. The tax on cigarettes was increased by 2 cents per pack effective July 1, 1993 and 3 cents per pack effective July 1, 1994 and a two dollar excise tax on automobile tires was enacted.

The State Department of Revenue Services has received claims for refund of the Corporation Business Tax ("CBT") for the years 1986 through 1993 aggregating more than $87,000,000, attributable to the inclusion in the income base of the CBT of interest on federal obligations while excluding from the base interest on certain State obligations. On March 8, 1995, the Connecticut General Assembly enacted legislation taking by eminent domain the rights of holders relating to exclusion of interest on any State obligation from the income base of the CBT, effective for interest accrued on or after January 1, 1992. The State will pay just compensation to holders for the rights taken. This legislative action is intended to eliminate the basis for such refund claims for 1992 and later years, aggregating approximately 70% of amounts claimed. The just compensation payable to holders of State obligations is expected to aggregate substantially less than the refunds claimed for 1992 and later years. Public Act Additional legislative action authorizes the issuance of bonds in the amount of $48 million for the payment of compensation, interest, administration and refunds.

The State of Connecticut, its officers and employees, are defendants in numerous lawsuits. The Attorney General's Office has reviewed the status of pending lawsuits and reports that an adverse decision in any of the cases listed in the Litigation section of the Connecticut State Official Statement could materially affect the State of Connecticut's financial position.

INVESTMENT LIMITATIONS

The following are fundamental policies of each of the Funds.

A Fund may not:

1. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities and, for certain Funds, to other investments as described in the prospectuses by which shares of those Funds are offered, and provided further that this limitation does not apply to an investment of all of the investable assets of the 1784 International Equity Fund in a diversified, open-end management investment company having the same investment objective and policies and substantially the same investment restrictions as those applicable to the Fund (a "Qualifying Portfolio"). For purposes of this limitation, (i) utility companies will be divided according to their services; for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (ii) financial service companies will be classified according to the end users of their services; for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; and (iii) supranational entities will be considered to be a separate industry.

2. Make loans except that a Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies; (b) enter into repurchase agreements; and (c) engage in securities lending as described in the prospectus by which shares of that Fund are offered and in the Statement of Additional Information.

3. Acquire more than 10% of the voting securities of any one issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements involving such securities) or invest more than 5% of the total assets of the Fund in the securities of an issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements involving such securities); provided, that (a) the foregoing limitation shall not apply to the 1784 Massachusetts Tax-Exempt Income Fund, 1784 Connecticut Tax-Exempt Income Fund and 1784 Rhode Island Tax-Exempt Income Fund, (b) the foregoing limitation shall not apply to 25% of the total assets of each of the Equity Funds, the Fixed Income Funds, the 1784 Tax-Exempt Medium-Term Income Fund or the 1784 Tax-Free Money Market Fund and
      (c) the foregoing limitation does not apply to an investment of all of the investable assets of the 1784 International Equity Fund in a Qualifying Portfolio.

4. Invest in companies for the purpose of exercising control.

5. Borrow, except that a Fund may borrow money from banks and may enter into reverse repurchase agreements, in either case in an amount not to exceed 33 1/3% of that Fund's total assets and then only as a temporary measure for extraordinary or emergency purposes (which may include the need to meet Shareholder redemption requests). This borrowing provision is included solely to facilitate the orderly sale of fund securities to accommodate heavy redemption requests if they should occur and is not for investment purposes. A Fund will not purchase any securities for its portfolio at any time at which its borrowings equal or exceed 5% of its total assets (taken at market value), and any interest paid on such borrowings will reduce income.

6.    In the  case of the  Equity  Funds,  the  Money  Market
      Funds, the 1784 U.S. Government Medium-Term Income Fund, the 1784 Tax-Exempt Medium-Term Income Fund and the 1784 Massachusetts Tax-Exempt Income Fund, pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by (5) above in aggregate amounts not to exceed 10% of total assets taken at current value at the time of the incurrence of such loan, except as permitted with respect to securities lending.

7. Purchase or sell real estate, including real estate limited partnership interests, commodities and commodities contracts but excluding interests in a pool of securities that are secured by interests in real estate. However, subject to its permitted investments, any Fund may invest in companies which invest in real estate commodities or commodities contracts. Each of the Funds may invest in futures contracts and options thereon to the extent described in the prospectus by which shares of that Fund are offered and elsewhere in this Statement of Additional Information.

8. Make short sales of securities, maintain a short position or purchase securities on margin, except that the Trust may obtain short-term credits as necessary for the clearance of security transactions.

9. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter under federal securities laws in selling a security held by the Fund.

10. Purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder. Under these rules and regulations, each of the Funds is prohibited from acquiring the securities of other investment companies if, as a result of such acquisition, (a) such Fund owns more than 3% of the total voting stock of the company;
      (b) securities issued by any one investment company represent more than 5% of the total assets of such Fund; or (c) securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of such Fund, provided, that with respect to the 1784 International Equity Fund, the limitations do not apply to an investment of all of the investable assets of the Fund in a Qualifying Portfolio. These investment companies typically incur fees that are separate from those fees incurred directly by a Fund. A Fund's purchase of such investment company securities results in the layering of expenses, such that Shareholders would indirectly bear a proportionate share of the operating expenses of such investment companies, including advisory fees.

      It is the position of the Securities and Exchange Commission's Staff that certain non-governmental issuers of CMOs and REMICs constitute investment companies pursuant to the 1940 Act and either (a) investments in such instruments are subject to the limitations set forth above or (b) the issuers of such instruments have received orders from the Securities and Exchange Commission exempting such instruments from the definition of investment company.

11. Issue senior securities (as defined in the 1940 Act) except in connection with permitted borrowings as described above or as permitted by rule, regulation or order of the Securities and Exchange Commission.

12. Write or purchase puts, calls, or other options or combinations thereof, except that each Fund may write covered call options with respect to any or all of the securities it holds, subject to any limitations described in the prospectus offering shares of that Fund or elsewhere in this Statement of Additional Information and each Fund may purchase and sell other options as described in the prospectus by which shares of that Fund are offered.

NON-FUNDAMENTAL POLICIES

The following policies are not fundamental and may be changed by the Trust with respect to any Fund without approval by the Shareholders of that Fund.

No Fund may invest in warrants except that (i) the 1784 Growth and Income Fund, the 1784 Asset Allocation Fund and the 1784 International Equity Fund may each invest in warrants in an amount not exceeding 5% of the Fund's net assets as valued at the lower of cost or market value; included in these amounts, but not to exceed 2% of the Fund's net assets may be warrants not listed on the New York Stock Exchange or American Stock Exchange; and (ii) the 1784 Short-Term Income Fund and the 1784 Income Fund may each invest in warrants in an amount not exceeding 2% of its net assets, this limitation does not apply to warrants acquired in units or attached to securities. Such warrants may not be listed on the New York Stock Exchange or American Stock Exchange.

No Fund may invest in illiquid securities in an amount exceeding, in the aggregate, 15% of that Fund's net assets (10% for Money Market Funds), provided that this limitation does not apply to an investment of all of the investable assets of the 1784 International Equity Fund in a Qualifying Portfolio. An illiquid security is a security which cannot be disposed of promptly (within seven days) and in the usual course of business without a loss, and includes repurchase agreements maturing in excess of seven days, time deposits with a withdrawal penalty, non-negotiable instruments and instruments for which no market exists. The foregoing limitation does not apply to restricted securities, including those issued pursuant to Rule 144A under the 1933 Act, if it is determined by or under procedures established by the Board of Trustees of the Trust that, based on trading markets for the specific restricted security in question, such security is not illiquid.

No Fund may purchase or retain securities of an issuer if, to the knowledge of the Trust, an officer, trustee, partner or director of the Trust or any investment adviser of the Trust owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

No Fund may invest in interests in oil, gas or other mineral exploration or development programs and oil, gas or mineral leases.

No Fund may purchase securities of any company which has (with predecessors) a record of less than 3 years continuing operations if, as a result more than 5% of total assets (taken at fair market value) of the Fund would be invested in such securities, except that the foregoing limitation shall not apply to (a) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; (b) municipal securities which are rated by at least one nationally recognized bond rating service and, in the case of the Equity Funds, the Money Market Funds, the 1784 U.S. Government Medium-Term Income Fund, the 1784 Tax-Exempt Medium-Term Income Fund and the 1784 Massachusetts Tax-Exempt Income Fund, at least two such bond rating services; or (c) an investment of all of the investable assets of the 1784 International Equity Fund in a Qualifying Portfolio.

The foregoing percentages will apply at the time of the purchase of a security and shall not be considered violated unless an excess occurs or exists immediately after and as a result of a purchase of such security.

THE ADVISERS

The Trust has entered into separate advisory agreements (each, an "Advisory Agreement") with The First National Bank of Boston ("Bank of Boston") and, with respect to the 1784 International Equity Fund, Kleinwort Benson Investment Management Americas Inc. ("Kleinwort Benson"). The Advisory Agreement with Bank of Boston for the Funds other than the 1784 International Equity Fund is dated as of June 1, 1993 and the Advisory Agreement with Bank of Boston for the 1784 International Equity Fund is dated as of November 28, 1994. The Advisory Agreement with Kleinwort Benson for the 1784 International Equity Fund is dated as of November 28, 1994. Bank of Boston and Kleinwort Benson shall be referred to in this Statement of Additional Information, collectively, as the "Advisers" and each, individually, as an "Adviser." The prospectus by which shares of each Fund are offered contains a description of the fees payable to the Advisers for services rendered to that Fund under the applicable Advisory Agreements, and contains a description of certain voluntary waivers of such fees.

For the fiscal years ended May 31, 1994 and 1995, the Trust paid the following fees (after fee waivers) on behalf of the Funds to Bank of Boston under the Advisory Agreements to which Bank of Boston is a party:

                                        Bank of Boston      Bank of Boston
                                          Investment          Investment
               Fund                   Advisory Fees 1994   Advisory Fees 1995


1784 Tax-Free Money Market Fund           $        0         $ 1,471,000
1784 U.S. Treasury Money Market           $        0         $    69,000
1784 Institutional U.S. Treasury          $        0         $    85,000
     Money Market
1784 U.S. Government Medium-Term          $        0         $   679,000
     Income Fund
1784 Tax-Exempt Medium-Term Income        $        0         $   602,000
     Fund
1784 Massachusetts Tax-Exempt Fund        $        0         $   363,000
1784 Short-Term Income Fund                  N/A             $    86,000
1784 Income Fund                             N/A             $   521,000
1784 Connecticut Tax-Exempt Income Fund      N/A             $   138,000
1784 Rhode Island Tax-Exempt                 N/A             $    77,000
     Income Fund
1784 Growth and Income Fund               $   12,000         $ 1,393,000
1784 Asset Allocation                     $        0         $    23,000
1784 International Equity Fund               N/A             $         0

                          Total           $   12,000         $ 5,707,000

The foregoing table does not reflect contributions to the Funds made by Bank of Boston in order to assist the Funds in maintaining competitive expense ratios.

For the fiscal year ended May 31, 1995, the Trust paid $199,000 to Kleinwort Benson under the Advisory Agreement to which Kleinwort Benson is a party with respect to the 1784 International Equity Fund.

The continuance of each Advisory Agreement, after the first two years, must be specifically approved at least annually (i) by the vote of the Trustees, and
(ii) by the vote of a majority of the Trustees who are neither parties to the Advisory Agreement nor "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to any Fund, by a majority of the outstanding shares of that Fund, on not less than 30 nor more than 60 days' written notice to the applicable Adviser, or by the applicable Adviser on 90 days' written notice to the Trust.

Each Advisory Agreement provides that neither the Adviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Trust or any Fund, except that the Adviser and its personnel shall not be protected against any liability to the Trust, any Fund or its Shareholders by reason of willful misfeasance, bad faith or gross negligence on its or their part in the performance of its or their duties or from reckless disregard of its or their obligations or duties thereunder.

THE ADMINISTRATOR

The Trust and SEI Financial Management Corporation (the "Administrator") are parties to an administration agreement (the "Administration Agreement"). The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Administrator in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder. The Administration Agreement has an initial term of three years starting in May, 1993 and may be renewed for one additional two-year term unless either party gives notice of non-renewal to the other party not less than 90 days prior to the expiration of the initial term.

SEI Financial Management Corporation, a wholly owned subsidiary of SEI Corporation ("SEI"), was organized as a Delaware corporation in 1969 and has its principal business offices at 680 East Swedesford Road, Wayne, PA 19087. Alfred
P. West, Jr., Carmen V. Romeo, and Henry H. Greer constitute the Board of Directors of the Administrator. Mr. West is the Chairman of the Board and Chief Executive Officer of the Administrator. Mr. West serves as the Chairman of the Board of Directors, and Chief Executive Officer of SEI. SEI and its subsidiaries are leading providers of funds evaluation services, trust accounting systems, and brokerage and information services to financial institutions, institutional investors and money managers. The Administrator also serves as administrator to the following other institutional mutual funds: SEI Daily Income Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Index Funds, SEI International Trust, SEI Institutional Managed Trust, Stepstone Funds, The Compass Capital Group of Funds, FFB Lexicon Funds, The Advisors' Inner Circle Fund, The Pillar Funds, CUFund, STI Classic Funds, CoreFunds, Inc., First American Funds, Inc., First American Investment Funds, Inc., Rembrandt Funds(R), The Arbor Fund, Marquissm Funds, Morgan Grenfell Investment Trust, The PBHG Funds, Inc., Inventor Funds, Inc., The Achievement Funds Trust, Insurance Investment Products Trust, Bishop Street Funds, CrestFunds, Inc. and Conestoga Family of Funds.

THE DISTRIBUTOR

SEI Financial Services Company (the "Distributor"), a wholly owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"), dated as of June 1, 1993 and amended and restated as of September 14, 1995. The Trust has adopted a distribution plan dated as of June 1, 1993 with respect to each of the Equity Funds and the Fixed Income Funds, a distribution plan dated as of September 14, 1995 with respect to the Class C shares of the 1784 U.S. Treasury Money Market Fund, and a distribution plan dated as of September 14, 1995 with respect to the Class D shares of the 1784 U.S. Treasury Money Market Fund, in each case pursuant to Rule 12b-1 under the 1940 Act (collectively, the "Plans"). The Distributor will receive no compensation for distribution of shares of the 1784 Tax-Free Money Market Fund or the 1784 Institutional U.S. Treasury Money Market Fund or for the distribution of the Class A shares of the 1784 U.S. Treasury Money Market Fund.

The Distribution Agreement and the Plans provide that the Trust will pay the Distributor a fee, calculated daily and paid monthly, at an annual rate of (i) 0.25% of the average daily net assets of each of the Equity Funds and the Fixed Income Funds, (ii) 0.25% of the average daily net assets of the Class C shares the 1784 U.S. Treasury Money Market Fund, and (iii) 0.75% of the average daily net assets of the Class D shares 1784 U.S. Treasury Money Market Fund. The Distributor can use these fees to compensate broker/dealers and service providers, including each Adviser and its affiliates, which provide administrative and/or distribution services to Shareholders of these Funds or holders of these shares of the 1784 U.S. Treasury Money Market Fund, as applicable, or their customers who beneficially own shares of these Funds or own these shares of the 1784 U.S. Treasury Money Market Fund, as applicable.

The Distribution Agreement is renewable annually and may be terminated by the Distributor, by the Trustees of the Trust who are not interested persons and have no financial interest in the Plans or any related agreement ("Qualified Trustees"), or, with respect to any particular Fund or Class of shares, by a majority vote of the outstanding shares of such Fund or such Class of shares, as applicable, for which the Distribution Agreement is in effect upon not more than 60 days' written notice by either party.

The Trust has adopted each of the Plans in accordance with the provisions of Rule 12b-1 under the 1940 Act which regulates circumstances under which an investment company may directly or indirectly bear expenses relating to the distribution of its shares. Continuance of each of the Plans must be approved annually by a majority of the Trustees of the Trust and by a majority of the Qualified Trustees. Continuance of the Plan with respect to each of the Equity Funds and the Fixed Income Funds was approved by the Trustees on March 15, 1995. Each of the Plans requires that quarterly written reports of amounts spent under such Plan and of the purposes of such expenditures be furnished to and reviewed by the Trustees. Expenditures may include (1) the cost of prospectuses, reports to Shareholders, sales literature and other materials for potential investors;
(2) advertising; (3) expenses incurred in connection with the promotion and sale of the Trust's shares including the Distributor's expenses for travel, communication, and compensation and benefits for sales personnel; (4) any other expenses reasonably incurred in connection with the distribution and marketing of the shares subject to approval of a majority of the Qualified Trustees. No Plan may be amended to increase materially the amount which may be spent thereunder without approval by a majority of the outstanding shares of the Funds or the Class of shares which are subject to such Plan. All material amendments of the Plans will require approval by a majority of the Trustees of the Trust and of the Qualified Trustees.

TRUSTEES AND OFFICERS OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws of the Commonwealth of Massachusetts. The Trustees and executive officers of the Trust and their principal occupations for the last five years are set forth below.

DAVID H. CARTER - Trustee - 224 Polpis Road, Nantucket, Massachusetts 02554. Trustee, St. James Portfolios, since June, 1994; Main Board Director, Touche Remnant & Co. (investment advisor), 1982-1988; Managing Director, Bearbull (UK) Ltd., London (investment advisor), 1988-January 1993.

TARRANT CUTLER - Trustee - 5 Masconomo Street, Manchester, Massachusetts 01944. Senior Executive Vice President, Massachusetts Financial Services Company, retired in 1991.

KENNETH A. FROOT - Trustee - Harvard University Graduate School of Business, Boston, Massachusetts 02163. Thomas Henry Carroll-Ford Visiting Professor of Business Administration, Harvard University Graduate School of Business, since 1991; Associate Professor of Management with Tenure, Sloan School of Management, Massachusetts Institute of Technology, 1991-May 1992; Ford International Development Chair, Sloan School, 1987-1990; Research Associate, National Bureau of Economic Research, 1990-present.

KATHRYN  F.  MUNCIL  -  Trustee  -  c/o  Fort  William   Henry Corporation,
Canada Street, Lake George, New York 12845. Chief Financial Officer, Fort William Henry Corporation, since 1993; Treasurer, Spaulding Investment Company (property management) 1985-1993.

*ROBERT A. NESHER - Trustee, President & Chief Executive Officer- 680 East Swedesford Road, Wayne, Pennsylvania 19087. Retired since 1994. Director and Executive Vice President of SEI 1986 to July, 1994. Director and Executive Vice President of the Administrator and Distributor 1981 to July, 1994.

CARMEN V. ROMEO -  Treasurer,  Assistant  Secretary - 680 East Swedesford  Road,
Wayne,   Pennsylvania   19087.   Director, Executive Vice President, Chief
Financial Officer and Treasurer of SEI. Director and Treasurer of the Administrator and Distributor since 1981.

ROGER P. JOSEPH - Secretary - 150 Federal Street, Boston, Massachusetts 02110. Partner, Bingham, Dana & Gould, counsel to the Trust, since 1993.

DAVID G. LEE - Senior Vice President & Assistant Secretary - 680 East Swedesford Road, Wayne, Pennsylvania 19087. Senior Vice President of the Administrator and the Distributor since 1993. Vice President of the Administrator and the Distributor from 1991 to 1993. President of GW Sierra Trust Funds before 1991.

KEVIN P. ROBINS - Vice President & Assistant Secretary - 680 East Swedesford Road, Wayne, Pennsylvania 19087. Senior Vice President of SEI, the Administrator and the Distributor since 1994. Vice President of SEI, the Administrator and the Distributor from 1991 to 1994. Vice President of SEI, the Administrator and the Distributor from 1992 to 1994. Associate, Morgan, Lewis & Bockius (law firm) prior to 1992.

ROBERT CARROLL - Vice President & Assistant Secretary - 680 East Swedesford Road, Wayne, Pennsylvania 19087. Vice President, Assistant Secretary of SEI, the Administrator and Distributor since 1994. United States Securities and Exchange Commission, Division of Investment Management, from 1990 to 1994. Associate, McGuire, Woods, Brattle & Boothe (law firm) before 1990.

SANDRA K. ORLOW - Vice  President,  Assistant  Secretary - 680 East Swedesford
Road,   Wayne,   Pennsylvania   19087.  Vice President and Assistant Secretary
of the  Administrator  and Distributor since 1983.

STEPHEN G. MEYER- Controller - 680 East Swedesford Road, Wayne, Pennsylvania 19087. Vice President and Controller, Chief Accounting Officer of SEI since 1992. Senior Associate, Coopers & Lybrand L.L.P. from 1990 to 1992. Internal Audit, Vanguard Group of Investments prior to 1990.

*Mr. Nesher is a Trustee who may be deemed to be an "interested" person of the Trust as the term is defined in the 1940 Act.

The following table sets forth certain information regarding the compensation of the Trust's Trustees for the fiscal year ended May 31, 1995. The Officers of the Trust receive no compensation from the Trust for serving in such capacity.

                               Compensation Table
                                      Pension or                            Total
                                      Retirement         Estimated      Compensation
                     Aggregate     Benefits Accrued   Annual Benefits   from the Trust
                    Compensation    as Part of Fund        Upon         and the Funds
Name of Trustee    from the Trust      Expenses         Retirement    Paid to Trustee


David H. Carter       $15,000            $  0             $  0            $15,000
Tarrant Cutler        $15,000            $  0             $  0            $15,000
Kenneth A. Froot      $15,000            $  0             $  0            $15,000
Kathryn F. Muncil     $15,000            $  0             $  0            $15,000
Robert A. Nesher      $15,000            $  0             $  0            $15,000

The Trustees and officers of the Trust own, in the aggregate, less than 1% of the outstanding shares of the Trust. The Trust pays the fees for unaffiliated Trustees. Compensation of officers and affiliated Trustees of the Trust who are employed by the Administrator is paid by the Administrator.

As of September 1, 1995, National Financial Services Corp., 200 Liberty Street, New York, NY 10281, owned of record 20.06% of the outstanding shares of the 1784 U.S. Treasury Money Market Fund and 6.22% of the outstanding shares of the 1784 Short-Term Income Fund.

As of September 1, 1995, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110, and its affiliates, owned of record the following percentages of the outstanding shares of the following Funds: 1784 Tax-Free Money Market Fund - 84.30%; 1784 Institutional U.S. Treasury Money Market Fund - 54.41%; 1784 U.S. Government Medium-Term Income Fund - 79.59%; 1784 Tax-Exempt Medium-Term Income Fund - 94.33%; 1784 Massachusetts Tax-Exempt Income Fund - 67.90%; 1784 Growth & Income Fund - 78.80%; 1784 Asset Allocation Fund - 24.97%; 1784 International Equity Fund - 98.17%; 1784 Short-Term Income Fund - 71.77%; 1784 Income Fund - 92.10%; 1784 Connecticut Tax-Exempt Income Fund - 87.24%; and 1784 Rhode Island Tax-Exempt Income Fund - 93.93%. The Trust believes that The First National Bank of Boston possessed, on behalf of its underlying accounts, voting or investment power with respect to a majority of such shares.

COMPUTATION OF YIELD

From time to time the Trust advertises the "current yield" and "effective yield" (also referred to as "effective compound yield") of the Money Market Funds. Both yield figures are based on historical earnings and are not intended to indicate future performance. The "current yield" of a Fund refers to the income generated by an investment in that Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

The current yield of these Funds will be calculated daily based upon the seven days ending on the date of calculation ("base period"). The yield is computed by determining the net change (exclusive of capital changes) in the value of a hypothetical pre-existing shareholder account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing such net change by the value of the account at the beginning of the same period to obtain the base period return and multiplying the result by (365/7). Realized and unrealized gains and losses are not included in the calculation of the yield. The effective compound yield of these Funds is determined by computing the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

Effective Yield = (Base Period Return + 1) (365/7) - 1.

The current and the effective yields reflect the reinvestment of net income earned daily on fund assets.

The yield of the Money Market Funds fluctuates, and the annualization of a week's dividend is not a representation by the Trust as to what an investment in a Fund will actually yield in the future. Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments the Fund invests in, changes in interest rates on money market instruments, changes in the expenses of the Fund and other factors.

Yields are one basis upon which investors may compare these Funds with other money market funds; however, yields of other money market funds and other investment vehicles may not be comparable because of the factors set forth above and differences in the methods used in valuing fund instruments.

From time to time, the Trust may advertise a 30-day yield for each of the Equity Funds and each of the Fixed Income Funds. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of these Funds refers to the annualized net investment income per share generated by an investment in the Funds over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that 30-day period is generated over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:

Yield = 2 [((a-b)/cd + 1)6 - 1]

where a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursement); c = the current daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period.

The Trust may also advertise a "tax-equivalent yield" for each of the Tax-Exempt Funds and the 1784 Tax-Free Money Market Fund. The "tax-equivalent yield" is calculated by determining the rate of return that would have to be achieved on a fully taxable investment to produce the after-tax equivalent of a Fund's yield, assuming certain tax brackets for a Shareholder. Any tax-equivalent yield quotation of a Fund will be calculated by adding (a) the portion of that Fund's current yield which is not tax-exempt and (b) the result obtained by dividing the portion of the Fund's current yield which is tax-exempt by the difference of one minus a stated income tax rate.

CALCULATION OF TOTAL RETURN

From time to time, the Trust may advertise total return for a Fund. The total return of a Fund refers to the average compounded rate of return to a hypothetical investment for designated time periods (including but not limited to the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period. In particular, total return will be calculated according to the following formula: P (1 + T)n = ERV, where P = a hypothetical initial payment of $1,000; T = average annual total return; n = number of years; and ERV = ending redeemable value (as of the end of the designated time period) of a hypothetical $1,000 payment made at the beginning of the designated time period.

PURCHASE AND REDEMPTION OF SHARES

It is currently the Trust's policy to pay for the redemptions of shares of the Funds in cash. The Trust retains the right, however, to alter this policy to provide for redemptions in whole or in part by a distribution in kind of securities held by the Funds in lieu of cash. Shareholders may incur brokerage charges and tax liabilities on the sale of any such securities so received in payment of redemptions.

The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period on which trading on the New York Stock Exchange is restricted, or during the existence of an emergency (as determined by the Securities and Exchange Commission by rule or regulation) as a result of disposal or valuation of the Fund's securities is not reasonably practicable, or for such other periods as the Securities and Exchange Commission has by order permitted. The Trust also reserves the right to suspend sales of shares of the Fund for any period during which any of the New York Stock Exchange, an Adviser, the Administrator or the Custodian is not open for business.

Purchase and redemption of shares of the 1784 U.S. Treasury Money Market
Fund by Connecticut municipalities and other Connecticut municipal corporations and authorities pursuant to the provisions of Section 7-400 of the Connecticut General Statutes, as from time-to-time amended ("Con. Gen. Stat. ss. 7-400"), may be made only through the use of (i) a bank, savings bank or savings and loan association incorporated under the laws of the State of Connecticut, or (ii) a federally chartered bank, savings bank or savings and loan association having its principal place of business in the State of Connecticut, or (iii) such other agent as may be permitted by Conn. Gen. Stat. ss. 7-400.

SYSTEMATIC WITHDRAWAL PLAN

A Shareholder (other than a Shareholder of the 1784 Institutional U.S. Treasury Money Market Fund may direct the shareholder servicing agent to send him or her regular monthly, quarterly, semi-annual or annual payments, as designated on the Account Application and based upon the value of his account. Each payment under a Systematic Withdrawal Plan ("SWP") must be at least $100, except in certain limited circumstances. Such payments are drawn from the proceeds of the redemption of shares held in the Shareholder's account (which would be a return of principal and, if reflecting a gain, would be taxable). To the extent that redemptions for such periodic withdrawals exceed dividend income reinvested in the account, such redemptions will reduce and may eventually exhaust the number of shares in the Shareholder's account. All dividend and capital gain distributions for an account with a SWP will be reinvested in additional full and fractional shares of the applicable Fund at the net asset value in effect at the close of business on the record date for such distributions. To initiate a SWP, shares having an aggregate value of at least $10,000 must be held on deposit by the shareholder servicing agent. The Shareholder by written instruction to the shareholder servicing agent may deposit into the account additional shares of the applicable Fund, change the payee or change the dollar amount of each payment. The shareholder servicing agent may charge the account for services rendered and expenses incurred beyond those normally assumed by the applicable Fund with respect to the liquidation of shares. No charge is currently assessed against the account, but one could be instituted by the shareholder servicing agent on 60 days' notice in writing to the Shareholder in the event that the applicable Fund ceases to assume the cost of these services. Any Fund may terminate any SWP for an account if the value of the account falls below $5,000 as a result of share redemptions (other than as a result of a SWP) or an exchange of shares of the Fund for shares of another Fund. Any such plan may be terminated at any time by either the Shareholder or the applicable Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value of each of the shares of each Fund is determined on each day on which both the New York Stock Exchange and the Federal Reserve Bank of Boston are open ("Business Days"). This determination is made once during each such day, as of 12:00 noon Eastern Time ("ET") in respect of shares of the 1784 U.S. Treasury Money Market Fund and the 1784 Tax-Free Money Market Fund, as of 3:00 p.m. ET in respect of the 1784 Institutional U.S. Treasury Money Market Fund (noon on a Half Day, as defined in the prospectus by which shares of such Fund are offered), and as of 4:00 p.m. ET in respect of the 1784 Growth and Income Fund, 1784 Asset Allocation Fund, 1784 International Equity Fund, 1784 U.S. Government Medium-Term Income Fund, 1784 Tax-Exempt Medium-Term Income Fund, 1784 Massachusetts Tax-Exempt Income Fund, 1784 Connecticut Tax-Exempt Income Fund, 1784 Rhode Island Tax-Exempt Income Fund, 1784 Short-Term Income Fund and 1784 Income Fund. The Exchange is normally closed on the following national holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. Net asset value per share of each Fund is calculated by adding the value of securities and other assets of that Fund, subtracting liabilities and dividing by the number of its outstanding shares.

Securities of the Money Market Funds will be valued by the amortized cost method, which involves valuing a security at its cost on the date of purchase and thereafter (absent unusual circumstances) assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuations in general market rates of interest on the value of the instrument. While this method provides certainty in valuation, it may result in periods during which a security's value, as determined by this method, is higher or lower than the price a Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield of these Funds may tend to be higher than a like computation made by a company with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its fund securities. Thus, if the use of amortized cost by a Fund resulted in a lower aggregate fund value on a particular day, a prospective investor in that Fund would be able to obtain a somewhat higher yield than would result from investment in a company utilizing solely market values, and existing investors in the Fund would experience a lower yield. The converse would apply in a period of rising interest rates.

The use by the Money Market Funds of amortized cost and the maintenance by these Funds of a net asset value at $1.00 are permitted by regulations promulgated by Rule 2a-7 under the 1940 Act, provided that certain conditions are met. The regulations also require the Trustees to establish procedures which are reasonably designed to stabilize the net asset value per share at $1.00 for these Funds. Such procedures include the determination of the extent of deviation, if any, of these Funds' current net asset value per share calculated using available market quotations from these Funds' amortized cost price per share at such intervals as the Trustees deem appropriate and reasonable in light of market conditions and periodic reviews of the amount of the deviation and the methods used to calculate such deviation. In the event that such deviation exceeds 1/2 of 1%, the Trustees are required to consider promptly what action, if any, should be initiated, and, if the Trustees believe that the extent of any deviation may result in material dilution or other unfair results to Shareholders of these Funds, the Trustees are required to take such corrective action as they deem appropriate to eliminate or reduce such dilution or unfair results to the extent reasonably practicable. Such actions may include the sale of fund instruments prior to maturity to realize capital gains or losses or to shorten average fund maturity; withholding dividends; redeeming shares in kind; or establishing a net asset value per share by using available market quotations. In addition, if any of these Funds incurs a significant loss or liability, the Trustees have the authority to reduce pro rata the number of shares of that Fund in the account of each Shareholder of such Fund and to offset each such Shareholder's pro rata portion of such loss or liability from that Shareholder's accrued but unpaid dividends or from future dividends of the affected Fund while each other Fund must annually distribute at least 90% of its investment company taxable income.

In valuing each of the Equity Funds', the Fixed Income Funds' and the Tax-Exempt Funds' assets, short-term obligations are valued by the amortized cost method, which involves valuing a security at its cost on the date of purchase and thereafter (absent unusual circumstances) assuming a constant amortization to maturity of any discount or premium regardless of the impact of fluctuations in general market rates of interest on the value of the instrument. This constitutes fair value as determined by the Board of Trustees of the Trust. A security listed on an exchange will be valued at its last sale price on that exchange using quotations on the exchange on which the security is traded most extensively. Lacking any sales, the security will be valued at the mean between the closing asking price and the closing bid price. Unlisted securities which are quoted on the National Association of Securities Dealers' National Market System, for which there have been sales of such securities, shall be valued at the last sale price reported on such system. If there are no such sales, the value shall be the high, or "inside" bid, which is the bid supplied by the NASD on its NASDAQ Screen for such securities in the over-the-counter market. The value of such securities quoted on the NASDAQ System, but not listed on the National Market System, shall be valued at the high or "inside" bid. Unlisted securities which are not quoted on the NASDAQ System and for which over-the-counter market quotations are readily available will be valued at the mean between the current bid and asked prices for such securities in the over-the-counter market. Other unlisted securities (and listed securities subject to restriction on sale) will be valued at their fair value as determined in good faith by the Board of Trustees of the Trust although the actual calculation may be done by others. Open futures contracts are valued at the most recent settlement price, unless such price does not reflect the fair value of the contract, in which case such positions will be valued by or under the direction of the Board of Trustees of the Trust.

TAXES

TAX STATUS OF THE FUNDS

Each of the Funds is treated as a separate entity for federal income tax purposes under subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Each Fund has elected to be treated and intends to qualify each year as a "regulated investment company" under Subchapter M by meeting all applicable requirements of Subchapter M, including requirements as to the nature of the Fund's gross income, the amount of Fund distributions (as a percentage of both the Fund's overall income and, in the case of the Tax-Exempt Funds, its tax-exempt income), and the composition and holding period of the Fund's portfolio assets. Because each Fund intends to distribute all of its net investment income and net realized capital gains to shareholders in accordance with the timing requirements imposed by the Code, it is not expected that the Funds will be required to pay any federal income or excise taxes, although a Fund's foreign-source income may be subject to foreign withholding taxes. If a Fund should fail to qualify as a "regulated investment company" in any year, the Fund would incur a regular corporate federal income tax upon its taxable income and the Fund's distributions would generally be taxable as ordinary dividend income to its shareholders.

Each of the Funds is organized as a series of a Massachusetts business trust and is not subject to any Massachusetts income or excise taxes as long as it qualifies as a regulated investment company under the Code.

TAX STATUS OF THE SHAREHOLDERS

Distributions by Funds Other Than the Tax-Exempt Funds. Shareholders of Funds other than the Tax-Exempt Funds will have to pay federal income taxes and may be subject to state or local income taxes on the dividends and capital gain distributions they receive from those Funds. Dividends from ordinary income and any distributions from net short-term capital gains are taxable to shareholders as ordinary income for federal income tax purposes, whether paid in cash or in additional shares. Distributions of net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses), whether paid in cash or in additional shares, are taxable to shareholders as long-term capital gains without regard to the length of time the shareholders have held their shares.

Distributions by the Tax-Exempt Funds. The portion of each Tax-Exempt Fund's distributions of net investment income that is attributable to interest from tax-exempt securities will be designated by that Fund as an "exempt-interest dividend" under the Code and will generally be exempt from federal income tax in the hands of shareholders so long as at least 50% of the total value of the Fund's assets consists of tax-exempt securities at the close of each quarter of the Fund's taxable year. Distributions of tax-exempt interest earned from certain securities may, however, be treated as an item of tax preference for shareholders under the federal alternative minimum tax, and all exempt-interest dividends may increase a corporate shareholder's alternative minimum tax. The percentage of income designated as tax-exempt will be applied uniformly to all distributions by the Fund of net investment income made during each fiscal year of the Fund and may differ from the percentage of distributions consisting of tax-exempt interest in any particular month. Shareholders are required to report exempt-interest dividends received from the Fund on their federal income tax returns.

Shareholders of the Tax-Exempt Funds will have to pay federal income taxes and may be subject to state or local income taxes on the non exempt-interest dividends (including dividends from earnings from taxable securities and repurchase transactions) and capital gain distributions they receive from the Funds. That portion of net investment income distributions not designated as tax-exempt and any distributions from net short-term capital gains are taxable to shareholders as ordinary income for federal income tax purposes, whether the distributions are paid in cash or in additional shares. Distributions of net capital gains, whether paid in cash or in additional shares, are taxable to shareholders as long-term capital gains without regard to the length of time the shareholders have held their shares.

The exemption of exempt-interest dividends for federal income tax purposes does not necessarily result in exemption under the tax laws of any state or local taxing authority. For a discussion of the state and local tax consequences of an exempt-interest dividend from any Fund investing in state or local obligations, see that Fund's prospectus.

Distributions -- General. The Money Market Funds are not expected to make any capital gain distributions. Because the Funds other than the Equity Funds do not expect to earn any dividend income, it is expected that none of their dividends will qualify for the dividends received deduction for corporations. A portion of the Equity Funds' ordinary income dividends (but none of their capital gain distributions) is normally eligible for the dividends received deduction for corporations if the recipient otherwise qualifies for that deduction with respect to its holding of Fund shares. Availability of the deduction for particular shareholders is subject to certain limitations, and deducted amounts may be subject to the alternative minimum tax or result in certain basis adjustments. Any Fund dividend that is declared in October, November, or December of a calendar year, that is payable to shareholders of record in such a month, and that is paid the following January will be treated as if received by the shareholders on December 31 of the year in which the dividend is declared. The Trust will notify shareholders regarding the federal tax status of distributions after the end of each calendar year.

Except in the case of the Money Market Funds, any Fund distribution (or, in the case of the Fixed Income Funds and the Tax-Exempt Funds, any Fund distribution of net capital gains or net short-term capital gains) will have the effect of reducing the per share net asset value of shares in the Fund by the amount of the distribution. Shareholders purchasing shares shortly before the record date of any such distribution, other than an exempt-interest dividend paid by a Tax-Exempt Fund, may thus pay the full price for the shares and then effectively receive a portion of the purchase price back as a taxable distribution.

Distributions of a Fund that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Trust intends to advise shareholders of the extent, if any, to which their respective distributions consist of such interest. Shareholders are urged to consult their tax advisors regarding the possible exclusion of such portion of their dividends for state and local income tax purposes.

DISPOSITION OF SHARES IN THE FUNDS

In general, any gain or loss realized upon a taxable disposition of shares of a Fund by a Shareholder that holds such shares as a capital asset will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as short-term capital gain or loss. In the case of the Tax-Exempt Funds, any loss realized upon a disposition of shares in a Fund held for six months or less will be disallowed to the extent of any exempt-interest dividends received with respect to those shares. In the case of any Fund, any loss realized upon the disposition of shares in the Fund held for six months or less will (if not disallowed as described in the preceding sentence) be treated as a long-term capital loss to the extent of any distributions of net capital gain made with respect to those shares. Any loss realized upon a disposition of shares may also be disallowed under rules relating to wash sales.

ADDITIONAL  INFORMATION  FOR  SHAREHOLDERS  OF THE  TAX-EXEMPT
FUNDS

Interest on indebtedness incurred by Shareholders to purchase or carry shares of a Tax-Exempt Fund will not be deductible for federal income tax purposes. Exempt-interest dividends are taken into account in calculating the amount of social security and railroad retirement benefits that may be subject to federal income tax. Entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by certain private activity bonds should consult their tax advisors before purchasing shares of a Tax-Exempt Fund.

ADDITIONAL INFORMATION RELATING TO FUND INVESTMENTS

Except in the case of the Money Market Funds, the Funds' current dividend and accounting policies will affect the amount, timing, and character of distributions to Shareholders, and may, under certain circumstances, make an economic return of capital taxable to Shareholders. Any investment by a Fund in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, certain stripped securities including STRIPS, and certain securities purchased at a market discount will cause the Fund to recognize income prior to the receipt of cash payments with respect to those securities. In order to distribute this income and avoid a tax on the Fund, a Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund.

An investment by a Fund in residual interests of a CMO that has elected to be treated as a REMIC can create complex tax problems, especially if the Fund has state or local governments or other tax-exempt organizations as shareholders.

Fund transactions in options, futures contracts, and forward contracts will be subject to special tax rules that may affect the amount, timing, and character of Fund income and distributions to shareholders. For example, certain positions held by a Fund on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by a Fund that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Fund losses, adjustments in the holding periods of Fund securities, and conversion of short-term into long-term capital losses. Certain tax elections exist for straddles that may alter the effects of these rules. The Funds will limit their activities in options, futures contracts, forward contracts, and swaps and related transactions to the extent necessary to meet the requirements of Subchapter M of the Code.

Special tax considerations apply with respect to a Fund's foreign investments. Investment income received by a Fund from sources within foreign countries may be subject to foreign income taxes withheld at the source; the Funds (other than the 1784 International Equity Fund) do not expect to be able to pass through to shareholders foreign tax credits or deductions with respect to such foreign taxes. The United States has entered into tax treaties with many foreign countries that may entitle the Funds to a reduced rate of tax or an exemption from tax on such income; the Funds intend to qualify for treaty reduced rates where available. It is not possible, however, to determine a Fund's effective rate of foreign tax in advance since the amount of the Fund's assets to be invested within various countries is not known. If the 1784 International Equity Fund holds more than 50% of its assets in foreign stock and securities at the close of its taxable year, the Fund may elect to "pass through" to the Fund's Shareholders foreign income taxes paid. If the Fund so elects, Shareholders will be required to treat their pro rata portion of the foreign income taxes paid by the Fund as part of the amounts distributed to them by the Fund and thus includable in their gross income for federal income tax purposes. Shareholders who itemize deductions would then be allowed to claim a deduction or credit (but not both) on their federal income tax returns for such amounts, subject to certain limitations. Shareholders who do not itemize deductions would (subject to such limitations) be able to claim a credit but not a deduction. No deduction will be permitted to individuals in computing their alternative minimum tax liability. If the Fund does not qualify or elect to "pass through" to the Fund's Shareholders foreign income taxes paid by it, Shareholders will not be able to claim any deduction or credit for any part of the foreign taxes paid by the Fund.

Foreign exchange gains and losses realized by a Fund will generally be treated as ordinary income and losses. Use of foreign currencies for non-hedging purposes may be limited in order to avoid a tax on the applicable Fund. While it is not intended for the Funds generally to do so, a Fund may from time to time invest in stock of foreign issuers deemed to be "passive foreign investment companies" for U.S. tax purposes; any Fund making such an investment may be liable for U.S. income taxes on certain distributions and realized capital gains from stock of such issuers.

FOREIGN SHAREHOLDERS

Taxable dividends and certain other payments to persons who are not citizens or residents of the United States or U.S. entities ("Non-U.S. Persons") are generally subject to U.S. tax withholding at a rate of 30%, although the 30% rate may be reduced to the extent provided by an applicable tax treaty. The Funds intend to withhold tax payments at the rate of 30% (or the lower treaty rate) on taxable dividends and other payments to Non-U.S. Persons that are subject to such withholding. Any amounts overwithheld may be recovered by such persons by filing a claim for refund with the U.S. Internal Revenue Service within the time period appropriate to such claims. Distributions received from the Funds by Non-U.S. Persons also may be subject to tax under the laws of their own jurisdiction.

BACKUP WITHHOLDING

Each of the Funds is also required in certain circumstances to apply backup withholding at the rate of 31% on taxable dividends and redemption proceeds paid to any shareholder (including a Non-U.S. Person) who does not furnish to the Fund certain information and certifications or who is otherwise subject to backup withholding. Backup withholding will not, however, be applied to payments that have been subject to 30% (or lower treaty rate) withholding.

FUND TRANSACTIONS; TRADING PRACTICES AND BROKERAGE

FUND TRANSACTIONS

None of the Advisers has any obligation to deal with any dealer or group of dealers in the execution of transactions in Fund securities. Subject to policies established by the Trustees, each Adviser to a Fund is responsible for placing the orders to execute transactions for each Fund. In placing orders, it is the policy of the Trust for each Adviser to seek to obtain the best net results taking into account such factors as price (including the applicable dealer spread), the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities, and the firm's risk in positioning the securities involved. While each Adviser generally seeks reasonably competitive spreads or commissions, the Trust will not necessarily be paying the lowest spread or commission available.

The money market securities in which the Funds invest are traded primarily in the over-the-counter market. Bonds and debentures are usually traded over-the-counter, but may be traded on an exchange. Where possible, each Adviser will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principal for their own account. On occasion, securities may be purchased directly from the issuer. Money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of executing transactions for the Funds will primarily consist of dealer spreads and underwriting commissions.

TRADING PRACTICES AND BROKERAGE

Specific decisions to purchase or sell securities for a Fund are made by a portfolio manager who is an employee of Bank of Boston, as Adviser to such Fund and who is appointed and supervised by the senior officers of Bank of Boston, or in the case of the 1784 International Equity Fund, by portfolio managers who are employees of Bank of Boston or of Kleinwort Benson and who are appointed and supervised by the senior officers of Bank of Boston or by senior officers of Kleinwort Benson. Changes in a Fund's investments are reviewed by the Board of Trustees of the Trust. A portfolio manager may serve other clients of either of the Advisers or of an affiliate of either of the Advisers in a similar capacity.

Each Adviser selects brokers or dealers to execute transactions for the purchase or sale of securities for the Funds on the basis of its judgment of their professional capability to provide the service. The primary consideration is to have brokers or dealers execute transactions at best price and execution. Best price and execution refers to many factors, including the price paid or received for a security, the commission charged, the promptness and reliability of execution, the confidentiality and placement accorded the order and other factors affecting the overall benefit obtained by the account on the transaction. Each Adviser's determination of what are reasonably competitive rates is based upon the professional knowledge of its portfolio managers as to rates paid and charged for similar transactions throughout the securities industry. In some instances, a Fund pays a minimal share transaction cost when the transaction presents no difficulty. Some trades are made on a net basis where a Fund either buys securities directly from the dealer or sells them to the dealer. In these instances, there is no direct commission charged but there is a spread (the difference between the buy and sell price) which is the equivalent of a commission.

Each Adviser may allocate, out of all commission business generated by all of the funds and accounts under its management, brokerage business to brokers or dealers who provide brokerage and research services. These research services include advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing of analyses and reports concerning issuers, securities or industries; providing information on economic factors and trends; assisting in determining portfolio strategy; providing computer software used in security analyses; and providing fund performance evaluation and technical market analyses. Such services are used by each Adviser in connection with its investment decision-making process with respect to one or more portfolios under its management and may not be used exclusively with respect to the fund or account generating the brokerage. Not all brokerage and research services are useful or of value in advising any particular Fund.

As provided in the Securities Exchange Act of 1934 (the "1934 Act"), higher commissions may be paid to broker/dealers who provide brokerage and research services than to broker/dealers who do not provide such services if such higher commissions are deemed reasonable in relation to the value of the brokerage and research services provided. Although transactions are directed to broker/dealers who provide such brokerage and research services, the commissions paid to such broker/dealers are not, in general, expected to be higher than commissions that would be paid to broker/dealers not providing such services; further, in general, any such commissions are reasonable in relation to the value of the brokerage and research services provided. Unless otherwise directed by the Trust, a commission higher than one charged elsewhere will not be paid to a broker/dealer solely because it provided research services to an Adviser. In addition, fund transactions which generate commissions or their equivalent are directed to broker/dealers who provide daily fund pricing services to the Funds. Subject to best price and execution, commissions used for pricing may or may not be generated by the Funds receiving the pricing service.

Bank of Boston may place a combined order for two or more Funds (or for a Fund and another account under the Bank of Boston's management) engaged in the purchase or sale of the same security if, in the Bank of Boston's judgment, joint execution is in the best interest of each participant and will result in best price and execution. Transactions involving commingled orders are allocated in a manner deemed equitable to each Fund or account. It is believed that the ability of the Funds to participate in volume transactions will generally be beneficial to them. Although it is recognized that, in some cases, the joint execution of orders could adversely affect the price or volume of the security that a particular Fund may obtain, it is the opinion of the Bank of Boston and the Board of Trustees of the Trust that the advantages of combined orders outweigh the possible disadvantages of separate transactions.

Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best price and execution, an Adviser may place orders for a Fund with broker/dealers which have agreed to defray certain Trust expenses such as custodian fees, and may, at the request of the Distributor, give consideration to sales of shares of the Trust as a factor in the selection of brokers and dealers to execute Fund transactions.

It is expected that an Adviser may execute brokerage or other agency transactions through the Distributor or such Adviser or an affiliate of such Adviser, for a commission in conformity with the 1940 Act, the 1934 Act and rules promulgated by the Securities and Exchange Commission such policies as the Board of Trustees of the Trust may determine. Under these provisions, the Distributor or such Adviser or an affiliate of such Adviser is permitted to receive and retain compensation for effecting transactions for a Fund on an exchange if a written contract is in effect between the Distributor and the Trust expressly permitting the Distributor or such Adviser or an affiliate of such Adviser to receive and retain such compensation. These rules further require that commissions paid to the Distributor, such Adviser or any such affiliate by the Trust for such exchange transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." In addition, an Adviser may direct commission business to one or more designated broker/dealers in connection with such broker/dealer's provision of services to the Trust or the Funds or payment of certain Trust expenses, such as custody, pricing and professional fees. The Trustees, including those who are not "interested persons" of the Trust, have adopted procedures for evaluating the reasonableness of commissions paid to the Distributor and will review these procedures periodically.

SERVICEMARKS

The servicemark 1784 FUNDS and the "eagle" logo are used by permission of Bank of Boston, and in the event that the Advisory Agreement with Bank of Boston is terminated, the Trust has agreed to discontinue use of the servicemark and logo.

DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of shares of series, each of which represents an equal proportionate interest in that series. Shareholders of each series are entitled upon liquidation or dissolution to a pro rata share in the net assets of that series available for distribution to shareholders. Shareholders have no preemptive rights. Currently, the Trust has thirteen series of shares, each of which is a Fund. The 1784 U.S. Treasury Money Market Fund offers three classes of shares: Class A, Class C and Class D. The Declaration of Trust provides that the Trustees of the Trust may create additional series of shares, and may create additional classes of any one or more series. All consideration received by the Trust for shares of any additional series and all assets in which such consideration is invested would belong to that series and would be subject to the liabilities related thereto. Share certificates representing shares will not be issued.

Shares of each series of the Trust are entitled to vote separately to approve advisory agreements or changes in investment policies, but shares of all series of the Trust vote together in the election or selection of Trustees, principal underwriters and accountants.

The Declaration of Trust may be amended as authorized by vote of Shareholders of the Trust. Matters not affecting all series or classes of shares shall be voted on only by the shares of the series or classes affected. Shares of the Trust may be voted in person or by proxy, and any action taken by Shareholders may be taken without a meeting by written consent of a majority of Shareholders entitled to vote on the matter.

SHAREHOLDER LIABILITY

The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a trust could, under certain circumstances, be held personally liable as partners for the obligations of the trust. Even if, however, the Trust were held to be a partnership, the possibility of the Shareholders' incurring financial loss for that reason appears remote because the Trust's Declaration of Trust contains an express disclaimer of Shareholder liability for obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by or on behalf of the Trust or the Trustees, and because the Declaration of Trust provides for indemnification out of the Trust property for any Shareholder held personally liable for the obligations of the Trust.

LIMITATION OF TRUSTEES' LIABILITY

The Declaration of Trust provides that the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser or administrator, principal underwriter or custodian, nor shall any Trustee be responsible for the act or omission of any other Trustee, and no Trustee shall be liable to the Trust or any Shareholder. The Declaration of Trust also provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with actual or threatened litigation in which they may be involved because of their offices with the Trust unless it is determined, in the manner provided in the Declaration of Trust, that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. However, nothing in the Declaration of Trust shall protect or indemnify a Trustee against any liability for his or her willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

FINANCIAL INFORMATION

The Statements of Net Assets at May 31, 1995, the Statements of Operations for the period ended May 31, 1995, the Statements of Changes in Net Assets for the period ended May 31, 1995, the Financial Highlights for the period ended May 31, 1995, the Notes to the Financial Statements and the Report of Independent Accountants, each of which is included in the two Annual Reports to Shareholders of the Trust, are incorporated by reference into this Statement of Additional Information and have been so incorporated in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, as experts in accounting and auditing. A copy of each of the Annual Reports accompanies this Statement of Additional Information.








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




INVESTMENT ADVISERS                                    1784 FUNDS

The First National Bank of Boston       1784 GROWTH AND INCOME FUND
100 Federal Street                      1784 ASSET ALLOCATION FUND
Boston, MA 02110                        1784 INTERNATIONAL EQUITY FUND
                                        1784 U.S. GOVERNMENT MEDIUM-TERM
                                              INCOME FUND
Kleinwort Benson Investment             1784 SHORT-TERM INCOME FUND
Management Americas Inc.                1784 INCOME FUND
200 Park Avenue                         1784 TAX-EXEMPT MEDIUM-TERM INCOME
New York, New York 10166                      FUND
                                        1784 MASSACHUSETTS TAX-EXEMPT INCOME
                                              FUND
DISTRIBUTOR                             1784 RHODE ISLAND TAX-EXEMPT INCOME
                                              FUND
SEI Financial Services Company          1784 CONNECTICUT TAX-EXEMPT INCOME FUND
680 East Swedesford Road                1784 TAX-FREE MONEY MARKET FUND
Wayne, PA 19087-1658                    1784 U.S. TREASURY MONEY MARKET FUND
                                        1784 INSTITUTIONAL U.S. TREASURY MONEY
                                              MARKET FUND


ADMINISTRATOR

SEI Financial Management Corporation
680 East Swedesford Road
Wayne, PA  19087-1658

LEGAL COUNSEL

Bingham, Dana & Gould
150 Federal Street
Boston, MA 02110

INDEPENDENT ACCOUNTANTS

Coopers & Lybrand L.L.P.
One Post Office Square
Boston, MA 02109                             STATEMENT OF ADDITIONAL INFORMATION

CUSTODIAN

The First National Bank of Boston                        OCTOBER 2, 1995
100 Federal Street
Boston, MA 02110

----------------------------------------------------

The 1784 Funds:
  are not insured by the FDIC or any other governmental agency;
  are not guaranteed by The First National Bank of Boston or any of its affiliates;
  are not deposits or obligations of The First National Bank of
   Boston or any of its affiliates;
  involve investment risks, including possible loss of principal. The First National Bank of Boston serves as investment adviser, custodian and fund accountant for the 1784 Funds. The 1784 Funds are distributed by SEI Financial Services Company, a party independent of The First National Bank of Boston or any of its affiliates. Financial Service Counselors are registered representatives of an independent broker-dealer or of 1784 Investor Services,Inc., an affiliate of The First National Bank of Boston.

                1784 FUNDS